As filed with the Securities and Exchange Commission on March 4, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIAGEO PLC

(Exact name of Registrant as specified in its charter)

England and Wales

(State or other jurisdiction of incorporation or organization)

Not Applicable

(I.R.S. Employer Identification Number)

16 Great Marlborough Street

London W1F 7HS, England

Tel. No.: 011-44-(0)20-7947-9100

(Address and telephone number of Registrant’s principal executive offices)

Diageo Investment Corporation

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of
incorporation or organization)

22-2877301

(I.R.S. Employer Identification Number)

175 Greenwich Street

3 World Trade Center

New York, NY 10007

Tel. No.: (212) 202-1800

(Address and telephone number of
Registrant’s principal executive offices)

Diageo Capital plc

(Exact name of Registrant as specified in its charter)

Scotland

(State or other jurisdiction of
incorporation or organization)

Not Applicable

(I.R.S. Employer Identification Number)

11 Lochside Place, Edinburgh, EH12 9HA, Scotland

Tel. No.: 011-44-(0)131-519-2000

(Address and telephone number of
Registrant’s principal executive offices)

General Counsel, Diageo North America, Inc.

175 Greenwich Street

3 World Trade Center

New York, NY 10007

Tel. No.: (212) 202-1800

(Name, address and telephone number of agent for service)

Please send copies of all communications to:

Connie Milonakis Davis Polk & Wardwell London LLP 4A Frederick’s Place London EC2R 8AB, England Tel. No.: 011-44-20-7418-1300	Cecil D. Quillen III Mike Bienenfeld Linklaters LLP 20 Ropemaker Street London EC2Y 9AR, England Tel. No.: 011-44-20-7456-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

PROSPECTUS

DIAGEO INVESTMENT CORPORATION

DIAGEO CAPITAL PLC

Guaranteed Debt Securities

Fully and unconditionally guaranteed by

DIAGEO PLC

DIAGEO PLC

Debt Securities

Warrants

Purchase Contracts

Units

Preference Shares

Ordinary Shares

In the form of ordinary shares or American depositary shares

Diageo Investment Corporation or Diageo Capital plc may use this prospectus to offer from time to time guaranteed debt securities. Diageo plc may use this prospectus to offer from time to time debt securities, warrants, purchase contracts, units, preference shares or ordinary shares, directly or in the form of American depositary shares. Diageo’s ordinary shares are admitted to trading on the London Stock Exchange under the symbol “DGE” and are also listed on the Euronext Paris and the Irish Stock Exchange. Diageo’s American depositary shares, each representing four ordinary shares, are listed on the New York Stock Exchange under the symbol “DEO”.

You should read this prospectus and the accompanying prospectus supplement carefully before you invest. We may sell these securities to or through underwriters, and also to other purchasers or through agents. The names of the underwriters will be set forth in the accompanying prospectus supplement. The addresses and telephone numbers of our principal executive offices are set forth on page 10.

Investing in these securities involves certain risks. See “Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

Prospectus dated March 4, 2026

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a shelf registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and their offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us”.

In this prospectus, the terms “we”, “our” and “us” refer to Diageo Investment Corporation, Diageo Capital plc and Diageo plc. Diageo Investment Corporation (which we refer to as Diageo Investment), Diageo Capital plc (which we refer to as Diageo Capital) or Diageo plc (which we refer to as Diageo) may be the issuer in an offering of debt securities, which may include debt securities convertible into or exchangeable for other securities. Diageo will be the guarantor in an offering of debt securities of Diageo Investment or Diageo Capital, which are referred to as guaranteed debt securities. We refer to the guaranteed debt securities and the debt securities issued by Diageo collectively as the debt securities. In addition, Diageo will be the issuer in an offering of warrants and in an offering of preference shares or ordinary shares, which are referred to collectively as shares. The debt securities, warrants, purchase contracts, units, preference shares and ordinary shares, including ordinary shares in the form of American depositary shares, or ADSs, that may be offered using this prospectus are referred to collectively as the securities.

RISK FACTORS

Investing in the securities offered using this prospectus involves risk. You should consider carefully the risks described below, together with the risks described in the documents incorporated by reference into this prospectus and any risk factors included in the prospectus supplement, before you decide to buy our securities. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the securities offered using this prospectus could decline, in which case you may lose all or part of your investment.

Risks Relating to Diageo’s Business

You should read “Risk Factors” in Diageo’s Annual Report on Form 20-F for the fiscal year ended June 30, 2025, which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus, for information on risks relating to Diageo’s business.

Risks Relating to Diageo’s Shares

Diageo’s shares and American depositary shares may experience volatility which will negatively affect your investment.

In recent years major stock markets have experienced varying degrees of price and trading volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the underlying companies. Accordingly, there could be significant fluctuations in the price of Diageo’s shares and ADSs, even if Diageo’s operating results meet the expectations of the investment community. In addition, the following factors, among others, could cause the market price of Diageo’s shares and ADSs to fluctuate significantly:

•	announcements by Diageo or its competitors relating to operating results, earnings, volume, acquisitions or joint ventures, capital commitments or spending;

•	changes in financial estimates or investment recommendations by securities analysts;

•	volatility in the market as a whole, including changes in market valuations of other food or beverage companies or investor perception of the beverage industry;

•	adverse economic performance or recession in the countries or markets in which we operate;

•	actual or anticipated fluctuations in our results of operations and financial condition; or

•	disruptions in trading on major stock markets.

As a result of these and other factors, you may be unable to sell your shares and ADSs at or above the public offering price due to fluctuations in the market price.

You may be unable to recover in civil proceedings for U.S. securities laws violations.

Diageo is incorporated under the laws of England and Wales and Diageo Capital is incorporated under the laws of Scotland. Substantially all of our directors and officers, and some of the experts named in this document, reside outside the United States, principally in the United Kingdom. All or a substantial portion of our assets, and the assets of such persons, are located outside the United States. Therefore, you may not be able to effect service of process within the United States upon us or these persons so that you may enforce judgments of U.S. courts against us or these persons based on the civil liability provisions of the U.S. federal securities laws. See “Enforceability of Certain Civil Liabilities”.

Risks Relating to the Debt Securities, Warrants, Purchase Contracts and Units

Because Diageo is a holding company and currently conducts its operations through subsidiaries, your right to receive payments on debt securities issued by Diageo or on the guarantees is subordinated to the other liabilities of its subsidiaries.

Diageo is organized as a holding company, and substantially all of its operations are carried on through subsidiaries. Diageo had guaranteed a total of $28 billion of debt , including $4.6 billion undrawn, committed revolving credit facilities, as of December 31, 2025. Diageo’s ability to meet its financial obligations is dependent upon the availability of cash flows from its domestic and foreign subsidiaries and affiliated companies through dividends, intercompany advances, management fees and other payments. Diageo’s subsidiaries are not guarantors of the debt securities we may offer. Moreover, these subsidiaries and affiliated companies are not required and may not be able to pay dividends to Diageo, which could limit the amount of funds available to meet payment obligations under the securities we may offer. Claims of the creditors of Diageo’s subsidiaries have priority as to the assets of such subsidiaries over the claims of Diageo. Consequently, in the event of insolvency of Diageo, the claims of holders of debt securities guaranteed or issued by Diageo would be structurally subordinated to the prior claims of the creditors of subsidiaries of Diageo.

In addition, some of Diageo’s subsidiaries are subject to laws restricting the amount of dividends they may pay. For example, subsidiaries of Diageo incorporated under the laws of England and Wales and the laws of Scotland may be restricted by law in their ability to declare dividends due to failure to meet requirements tied to net asset levels or distributable profits.

Because the debt securities are unsecured, your right to receive payments may be adversely affected.

The debt securities that we are offering will be unsecured. The debt securities are not subordinated to any of our other debt obligations and therefore they will rank equally with all our other unsecured and unsubordinated indebtedness. As of December 31, 2025, none of the Diageo group’s net borrowings were secured by the assets of the Diageo group. If Diageo Investment, Diageo Capital or Diageo default on the debt securities or Diageo defaults on the guarantees, or in the event of bankruptcy, liquidation or reorganization, then, to the extent that Diageo Investment, Diageo Capital or Diageo have granted security over their assets, the assets that secure these debts will be used to satisfy the obligations under that secured debt before Diageo Investment, Diageo Capital or Diageo could make payment on the debt securities or the guarantees, respectively. As a result, there may only be limited assets available to make payments on the debt securities or the guarantees, respectively. If there is not enough collateral to satisfy the obligations of the secured debt, then the remaining amounts on the secured debt would share equally with all unsubordinated unsecured indebtedness.

The debt securities may be subject to redemption by Diageo, Diageo Investment and Diageo Capital.

An optional redemption feature is likely to limit the market value of the debt securities. During any period when Diageo, Diageo Investment or Diageo Capital may elect to redeem debt securities, the market value of those debt securities generally will not rise substantially above the price at which they can be redeemed. This also may be true prior to any redemption period.

Diageo, Diageo Investment or Diageo Capital may be expected to redeem debt securities when their cost of borrowing is lower than the interest rate on the debt securities. At those times, an investor generally would not be able to reinvest the redemption proceeds at an effective interest rate as high as the interest rate on the debt securities being redeemed and may only be able to do so at a significantly lower rate. Potential investors should consider reinvestment risk in light of other investments available at that time.

Alternatively, debt securities may be issued with no maturity date and Diageo, Diageo Investment or Diageo Capital are under no obligation to redeem such debt securities and the holders of such debt securities have no right to call for their redemption (save as permitted pursuant to the relevant prospectus supplement).

Your rights as a holder of debt securities may be inferior to the rights of holders of debt securities issued under a different series pursuant to the indenture.

The debt securities are governed by documents called indentures, which are described later under “Description of Debt Securities and Guarantees”. We may issue as many distinct series of debt securities under the indentures as we wish.

We may also issue a series of debt securities under the indentures that provides holders with rights superior to the rights already granted or that may be granted in the future to holders of another series. You should read carefully the specific terms of any particular series of debt securities which will be contained in the prospectus supplement relating to such debt securities.

Our credit ratings may not reflect all risks of an investment in the debt securities.

The credit ratings of the debt securities that we are offering are intended to reflect our ability to meet our payment obligations, generally and in respect of the debt securities. They may not reflect the potential impact of all risks related to structure and other factors on the value of the debt securities. In addition, actual or anticipated changes in the credit ratings may generally be expected to affect the market value of the debt securities and our other debt securities. In addition, U.S. federal regulations applicable to ratings agencies may change and lead to changes in the manner in which the ratings agencies conduct their business.

Should Diageo or Diageo Capital default on its debt securities, or should Diageo default on the guarantees, your right to receive payments on such debt securities or guarantees may be adversely affected by applicable insolvency laws.

Diageo is incorporated under the laws of England and Wales and Diageo Capital is incorporated under the laws of Scotland. Accordingly, insolvency proceedings with respect to Diageo or Diageo Capital are likely to proceed under, and be governed by, UK insolvency law. The procedural and substantive provisions of such insolvency laws are generally more favorable to secured creditors than comparable provisions of United States law. These provisions afford debtors and unsecured creditors only limited protection from the claims of secured creditors and it will generally not be possible for Diageo or Diageo Capital or other unsecured creditors to prevent or delay the secured creditors from enforcing their security to repay the debts due to them under the terms that such security was granted.

The debt securities, warrants, purchase contracts and units lack a developed trading market, and such a market may never develop.

Each of Diageo, Diageo Investment and Diageo Capital may issue debt securities in different series with different terms in amounts that are to be determined. Debt securities issued by Diageo or Diageo Capital may be listed on the New York Stock Exchange or another recognized stock exchange and we expect that debt securities issued by Diageo Investment will not be listed on any stock exchange. However, there can be no assurance that an active trading market will develop for any series of debt securities of Diageo or Diageo Capital even if we list the series on a securities exchange. Similarly, there can be no assurance that an active trading market will develop for any warrants, purchase contracts or units issued by Diageo. There can also be no assurance regarding the ability of holders of our debt securities, warrants, purchase contracts and units to sell their debt securities, warrants, purchase contracts or units or the price at which such holders may be able to sell their debt securities, warrants, purchase contracts or units. If a trading market were to develop, the debt securities, warrants, purchase contracts and units could trade at prices that may be higher or lower than the initial offering price and, in the case of debt securities, this may result in a return that is greater or less than the interest rate on the debt security, in each case depending on many factors, including, among other things, prevailing interest rates, Diageo’s financial results, any decline in Diageo’s credit worthiness and the market for similar securities.

Any underwriters, broker-dealers or agents that participate in the distribution of the debt securities, warrants, purchase contracts or units may make a market in the debt securities, warrants, purchase contracts or units as permitted by applicable laws and regulations but will have no obligation to do so, and any such market-making activities may be discontinued at any time. Therefore, there can be no assurance as to the liquidity of any trading market for the debt securities, warrants, purchase contracts and units or that an active public market for the debt securities, warrants, purchase contracts or units will develop.

There is no restriction on the amount or type of further securities or indebtedness that Diageo or its subsidiaries may issue, incur or guarantee.

There is no restriction on the amount or type of further securities or indebtedness that Diageo or its subsidiaries may issue, incur or guarantee, as the case may be, that rank senior to, or pari passu with, the debt securities. Furthermore, the terms of the Indenture permit Diageo or its subsidiaries to incur secured debt. The debt securities would also be effectively subordinated to any secured indebtedness or other liabilities. The issue or guaranteeing of any such further securities or indebtedness may reduce the amount recoverable by holders of the debt securities upon bankruptcy, liquidation or reorganization, and may limit our ability to meet obligations under the debt securities or guarantees. In addition, the debt securities do not contain any restriction on Diageo or its subsidiaries issuing securities that may have preferential rights to the debt securities or securities with similar or different provisions to those described herein.

An increase in interest rates could result in a decrease in the relative value of the fixed rate debt securities.

In general, as market interest rates rise, debt securities bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase fixed rate debt securities and market interest rates increase, the market value of your fixed rate debt securities may decline. We cannot predict the future level of market interest rates. Investors should consider these matters when making their investment decision with respect to the fixed rate debt securities.

General Information Regarding Foreign Currency Risks

This prospectus does not describe all the risks of an investment in debt securities denominated in a currency other than U.S. dollars. You should consult your financial and legal advisors as to any specific risks entailed by an investment in debt securities that are denominated or payable in, or the payment of which is linked to the value of, foreign currency. These debt securities are not appropriate investments for investors who are not sophisticated in foreign currency transactions.

The information set forth in this prospectus is directed primarily to prospective purchasers who are U.S. residents. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States of any matters arising under foreign law that may affect the purchase of or holding of, or receipt of payments on, the debt securities. These persons should consult their own legal and financial advisors concerning these matters.

Exchange Rates and Exchange Controls May Affect the Debt Securities’ Value or Return.

Debt Securities Involving Foreign Currencies Are Subject to General Exchange Rate and Exchange Control Risks. An investment in a debt security that is denominated or payable in, or the payment of which is linked to the value of, currencies other than U.S. dollars entails significant risks. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the relevant foreign currencies and the possibility of the imposition or modification of exchange controls by either the United States or foreign governments. These risks generally depend on economic and political events over which we have no control.

Exchange Rates Will Affect Your Investment. In recent years, rates of exchange between U.S. dollars and some foreign currencies have been highly volatile and this volatility may continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any debt security. Depreciation against the U.S. dollar of the currency in which a debt security is payable would result in a decrease in the effective yield of the debt security below its coupon rate and could result in an overall loss to you on a U.S. dollar basis. In addition, depending on the specific terms of a currency-linked debt security, changes in exchange rates relating to any of the relevant currencies could result in a decrease in its effective yield and in your loss of all or a substantial portion of the value of that debt security.

We Have No Control Over Exchange Rates. Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments may use a variety of techniques, such as intervention by a country’s central bank or the imposition of regulatory controls or taxes, to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders.

As a consequence, these government actions could adversely affect the U.S. dollar-equivalent yields or payouts for (a) debt securities denominated or payable in currencies other than U.S. dollars and (b) currency-linked debt securities.

We will not make any adjustment or change in the terms of the debt securities in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any applicable foreign currency. You will bear those risks.

Some Foreign Currencies May Become Unavailable. Governments have imposed from time to time, and may in the future impose, exchange controls that could also affect the availability of a specified foreign currency. Even if there are no actual exchange controls, it is possible that the applicable currency for any debt security not denominated in U.S. dollars would not be available when payments on that debt security are due.

Alternative Payment Method Used if Payment Currency Becomes Unavailable. If a payment currency is unavailable, we would make required payments in U.S. dollars on the basis of the market exchange rate. However, if the applicable currency for any debt security is not available because the euro has been substituted for that currency, we would make the payments in euro. The mechanisms for making payments in these alternative currencies are explained in “Description of Debt Securities and Guarantees—Additional Mechanics—Unavailability of Foreign Currency” below.

We Will Provide Currency Exchange Information in Prospectus Supplements. The applicable prospectus supplement will include information regarding current applicable exchange controls, if any, and historic exchange rate information for any debt security denominated or payable in a foreign currency or requiring payments that are related to the value of a foreign currency. That information will be furnished only for information purposes. You should not assume that any historic information concerning currency exchange rates will be representative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

Currency Conversions May Affect Payments on Some Debt Securities.

The applicable prospectus supplement may provide for (1) payments on a non-U.S. dollar denominated debt security to be made in U.S. dollars or (2) payments on a U.S. dollar denominated debt security to be made in a currency other than U.S. dollars. In these cases, The Bank of New York Mellon, in its capacity as exchange rate agent, or a different exchange rate agent identified in the prospectus supplement, will convert the currencies. You will bear the costs of conversion through deductions from those payments.

Exchange Rates May Affect the Value of a New York Judgment Involving Non-U.S. Dollar Debt Securities.

Our debt securities, debt and other warrants, purchase contracts and units will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a security denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar security in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Additional risks, if any, specific to particular debt securities issued under this prospectus will be detailed in the applicable prospectus supplements.

Cautionary Statement Concerning Forward-Looking Statements

This prospectus, the related prospectus supplement and certain documents incorporated by reference herein may contain “forward-looking” statements” as that term is defined in the United States Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate only to historical or current facts and may generally, but not always, be identified by the use of words such as “’will”, “anticipates”, “should”, “could”, “would”, “targets”, “aims”, “may”, “expects”, “intends” or similar expressions or statements. In particular, forward-looking statements include all statements that express forecasts, expectations, plans, outlook, objectives and projections with respect to future matters, including information relating to ambitions relating to free cash flow and improved operating leverage, Diageo’s Accelerate program, the impact of changes in interest or exchange rates, anticipated cost savings or synergies, expected investments, the completion of any strategic transactions or restructuring programs, anticipated tax rates, changes in the international tax environment, potential tariffs and Diageo’s ability to mitigate the impact of tariffs, expected cash payments, future inventory levels, future Total Beverage Alcohol market share ambitions and any other statements relating to Diageo’s performance during or for the year ending 30 June 2026 or thereafter. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements, including factors that are outside Diageo’s control.

Factors that could cause actual results and developments to differ materially from those expressed or implied by forward-looking statements include, but are not limited to:

•	economic, political, social or other developments in countries and markets in which Diageo operates, including geopolitical instability and macroeconomic events that may affect Diageo’s customers, suppliers and/or financial counterparties;

•	the effects of climate change, or legal, regulatory or market measures intended to address climate change;

•	changes in consumer preferences and tastes, including as a result of disruptive market forces, changes in demographics and evolving social trends (including any shifts in consumer tastes towards at-home occasions, premiumisation, small-batch craft alcohol or lower or no-alcohol products, THC and hemp-based THC beverages, increased use of GLP-1 medications, and/or developments in e-commerce);

•	changes in the domestic and international tax environment that could lead to uncertainty around the application of existing and new tax laws and unexpected tax exposures;

•	changes in the cost of production, including as a result of increases in the cost of commodities, labor and/or energy due to inflation and/or supply chain disruptions;

•	any litigation or other similar proceedings (including with tax, customs, competition, environmental, anti-corruption or other regulatory authorities);

•	legal and regulatory developments, including changes in regulations relating to environmental issues and/or e-commerce;

•	the consequences of any failure of internal controls;

•	the consequences of any failure by Diageo or its associates to comply with anti-corruption, sanctions, trade restrictions or similar laws and regulations, or any failure of Diageo’s related internal policies and procedures to comply with applicable law or regulation;

•	Diageo’s ability to make sufficient progress against or achieve its ESG ambitions;

•	cyber-attacks and IT threats or any other disruptions to core business operations;

•	contamination, counterfeiting or other circumstances which could harm the level of customer support for Diageo’s brands and adversely impact its sales;

•	Diageo’s ability to maintain its brand image and corporate reputation or to adapt to a changing media environment;

•	fluctuations in exchange rates and/or interest rates;

•	Diageo’s ability to successfully execute its strategic business transformation projects;

•	Diageo’s ability to derive the expected benefits from its business strategies, including in relation to expansion in emerging markets, acquisitions, investments in joint ventures, productivity initiatives or inventory forecasting;

•	increased competitive product and pricing pressures, including as a result of introductions of new products or categories that are competitive with Diageo’s products and consolidations by competitors and retailers;

•	increased costs for, or shortages of, talent, as well as labor strikes or disputes;

•	movements in the value of the assets and liabilities related to Diageo’s pension plans;

•	Diageo’s ability to renew supply, distribution, manufacturing or license agreements (or related rights) and licenses on favorable terms, or at all, when they expire; or

•	any failure by Diageo to protect its intellectual property rights.

All oral and written forward-looking statements made on or after the date of this prospectus and attributable to Diageo are expressly qualified in their entirety by the above cautionary factors, by the ‘Risk Factors’ section immediately preceding those and by the ‘Risk Factors’ included in Diageo’s Annual Report on Form 20-F for the year ended June 30, 2025 filed with the US Securities and Exchange Commission (SEC) and incorporated by reference in this prospectus. Any forward-looking statements made by or on behalf of Diageo speak only as of the date they are made. Diageo expressly disclaims any obligation or undertaking to publicly update or revise these forward-looking statements other than as required by applicable law. The reader should, however, consult any additional disclosures that Diageo may make in any documents which it publishes and/or files with the SEC. All readers, wherever located, should take note of these disclosures.

This prospectus, the related prospectus supplement and certain documents incorporated by reference herein may include names of Diageo’s products, which constitute trademarks or trade names which Diageo owns, or which others own and license to Diageo for use. All rights reserved. © Diageo plc 2026.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

Diageo files annual, half yearly and special reports and other information with the SEC. Documents that Diageo files with the SEC are available on the website maintained by the SEC (www.sec.gov) and on our website at www.diageo.com.

Diageo’s ADSs are listed on the New York Stock Exchange. Diageo’s ordinary shares are admitted to trading on the London Stock Exchange and listed on the Euronext Paris and Irish Stock Exchange. You can consult reports and other information about Diageo that it filed pursuant to the rules of the London Stock Exchange and the New York Stock Exchange at such exchanges.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of Diageo, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring to documents. The information that we incorporate by reference is an important part of this prospectus. We incorporate by reference the following documents and any future filings that we make with the SEC under Sections 13(a), 13(c) and 15(d) of the Securities Exchange Act of 1934, as amended, until we complete the offerings using this prospectus:

•	Annual Report on Form 20-F for the fiscal year ended June 30, 2025, filed with the SEC on August 14, 2025;

•	The Report on Form 6-K filed with the SEC on February 25, 2026 (Film No. 26674693), excluding the section of such Report titled Outlook; and

•	Our reports on Form 6-K furnished to the SEC on or after the date of this prospectus only to the extent that the forms expressly state that we incorporate them by reference in this prospectus.

Information that we file with the SEC will automatically update and supersede the information included in this prospectus or previously incorporated by reference into this prospectus. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference in this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning Diageo at the following address:

Diageo plc

16 Great Marlborough Street

London W1F 7HS, England

Tel. No.: 011-44-(0)20-7947-9100

We have not authorized any other person to give any information not contained in or incorporated by reference into this prospectus or the relevant prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and the relevant prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you constitute an offer to sell only the securities, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference into this prospectus and the relevant prospectus supplement and in any free writing prospectus prepared by or on behalf of us or to which we have referred you is current only as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

Diageo Investment is incorporated under the laws of the State of Delaware. Diageo Capital is incorporated under the laws of Scotland. Diageo is a public limited company incorporated under the laws of England and Wales. Substantially all of our directors and officers, and some of the experts named in this document, reside outside the United States, principally in the United Kingdom. All or a substantial portion of our assets, and the assets of such persons, are located outside the United States. Therefore, you may not be able to effect service of process within the United States upon us or these persons so that you may enforce judgments of U.S. courts against us or these persons based on the civil liability provisions of the U.S. federal securities laws. Slaughter and May has advised us that there is doubt as to the enforceability in England and Wales, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities solely based on the U.S. federal securities laws. Furthermore, Morton Fraser MacRoberts LLP has advised us that there is doubt as to the enforceability in Scotland, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities solely based on the U.S. federal securities laws.

DIAGEO PLC

Diageo is a global leader in beverage alcohol with an outstanding collection of brands across spirits and beer. Diageo was formed by the merger of Grand Metropolitan Public Limited Company and Guinness PLC, which became effective on December 17, 1997. Diageo is incorporated as a public limited company in England and Wales and its principal executive office is located at 16 Great Marlborough Street, London W1F 7HS, England, telephone 011-44-(0)20-7947-9100.

Diageo is a global company, and our products are sold in nearly 180 countries around the world. The management team expects to continue to invest in building our brands and routes to consumer and are committed to delivering long term profitable growth.

You can find more detailed descriptions of Diageo’s business and recent transactions in Diageo’s Annual Report on Form 20-F for the fiscal year ended June 30, 2025 and the Report on Form 6-K filed with the SEC on February 25, 2026, which are incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus.

DIAGEO INVESTMENT CORPORATION

Diageo Investment is a 100% owned finance subsidiary of Diageo Inc. and was incorporated under the laws of the State of Delaware on March 22, 1988. Diageo Inc. is an indirect wholly-owned subsidiary of Diageo. Diageo Investment’s principal executive office is located at 175 Greenwich Street, 3 World Trade Center, New York, NY 10007, telephone (212) 202-1800.

Diageo Inc. serves as a holding company for Diageo’s U.S. operating companies. Diageo Investment is a financing vehicle for Diageo’s operating companies and has no independent operations, other than holding cash and U.S. government securities from time to time. Diageo Investment will lend substantially all proceeds of its borrowings to Diageo or to one or more of Diageo’s operating companies. Diageo Investment and Diageo Inc. have entered into an agreement pursuant to which Diageo Inc. has unconditionally agreed to provide additional equity capital to Diageo Investment when Diageo Investment requests. The parties may amend or modify the terms of this agreement, but not in a manner that would materially prejudice Diageo Investment.

DIAGEO CAPITAL PLC

Diageo Capital is a 100% owned finance subsidiary of Diageo and was incorporated under the laws of Scotland on August 10, 1964. Diageo Capital’s principal executive office is located at 11 Lochside Place, Edinburgh, EH12 9HA, Scotland, telephone 011-44-(0)131-519-2000. Diageo Capital is a financing vehicle for Diageo and its consolidated subsidiaries. Diageo Capital has no independent operations, other than holding cash and U.S. government securities from time to time. Diageo Capital will lend substantially all proceeds of its borrowings to Diageo or to one or more of Diageo’s subsidiaries that are operating companies.

FINANCE SUBSIDIARIES

We do not present separate financial statements of Diageo Investment or Diageo Capital in this prospectus because management has determined that they would not be material to investors; however, the financial information of those entities is consolidated in Diageo’s consolidated financial statements included in its Annual Report on Form 20-F for the fiscal year ended June 30, 2025, which is incorporated by reference in this prospectus, and will be included in similar sections in subsequent filings incorporated by reference in this prospectus. All bonds, medium-term notes and commercial paper are fully and unconditionally guaranteed by Diageo. Diageo will fully and unconditionally guarantee the guaranteed debt securities issued by Diageo Investment or Diageo Capital as to payment of principal, premium, if any, interest and any other amounts due.

Diageo will determine the identity of an issuer relating to a particular series of debt securities in light of considerations related to the funding needs of Diageo and its consolidated subsidiaries. These include:

•	the anticipated use of proceeds;

•	related funding requirements of Diageo and its consolidated subsidiaries; and

•	relevant tax considerations.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities will be used for general corporate purposes. These include working capital and the repayment of existing borrowings of Diageo and its subsidiaries.

LEGAL OWNERSHIP

Street Name and Other Indirect Holders

We generally will not recognize investors who hold securities in accounts at banks or brokers as legal holders of securities. When we refer to the holders of securities, we mean only the actual legal and (if applicable) record holder of those securities. Holding securities in accounts at banks or brokers is called holding in street name. If you hold securities in street name, we will recognize only the bank or broker or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required. If you hold securities in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, under the securities run only to persons who are registered as holders of securities. As noted above, we do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold securities in that manner or because the securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

Global Securities

What is a Global Security?

A global security is a special type of indirectly held security, as described above under “Legal Ownership—Street Name and Other Indirect Holders”. If we choose to issue securities in the form of global securities, the ultimate beneficial owners can only be indirect holders.

We require that the securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement relating to an offering of a series of securities will indicate whether the series will be issued only in the form of global securities. Special Investor Considerations for Global Securities As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the global security.

If you are an investor in securities that are issued only in the form of global securities, you should be aware that:

•	You cannot get securities registered in your own name.

•	You cannot receive physical certificates for your interest in the securities.

•	You will be a street name holder and must look to your own bank or broker for payments on the securities and protection of your legal rights relating to the securities, as explained earlier under “Street Name and Other Indirect Holders”.

•	You may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

•	The depositary’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way.

•	The depositary will require that interests in a global security be purchased or sold within its system using same-day funds. By contrast, payment for purchases and sales in the market for corporate bonds and other securities is generally made in next-day funds. The difference could have some effect on how interests in global securities trade, but we do not know what that effect will be.

Special Situations When the Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the securities have been previously described in the subsections entitled “Legal Ownership—Street Name and Other Indirect Holders” and “Legal Ownership—Direct Holders”.

The special situations for termination of a global security are:

•	When the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary.

•	When an event of default on the securities has occurred and has not been cured. Defaults on debt securities are discussed below under “Description of Debt Securities and Guarantees—Default and Related Matters—Events of Default”.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or the trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

In the remainder of this description “you” means direct holders and not street name or other indirect holders of securities. Indirect holders should read the previous subsection entitled “Street Name and Other Indirect Holders”.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

Diageo Investment and Diageo Capital may issue guaranteed debt securities and Diageo may issue debt securities by this prospectus. As required by U.S. federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called the indenture. The indenture relating to guaranteed debt securities issued by Diageo Investment is a contract, dated as of June 1, 1999, among Diageo Investment, Diageo and The Bank of New York Mellon. The indenture relating to guaranteed debt securities issued by Diageo Capital is a contract, dated as of August 3, 1998, among Diageo Capital, Diageo and The Bank of New York Mellon. The indenture relating to debt securities issued by Diageo is a contract that will be entered into between Diageo and The Bank of New York Mellon.

Pursuant to an Agreement of Resignation, Appointment and Acceptance dated October 16, 2007 by and among Diageo, Diageo Capital, Diageo Finance B.V., Diageo Investment, The Bank of New York and Citibank NA, The Bank of New York Mellon has become the successor trustee to Citibank, N.A., under Diageo’s indentures dated August 3, 1998 and June 1, 1999.

The trustee has two main roles:

•	First, it can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described under “—Default and Related Matters—Events of Default—Remedies If an Event of Default Occurs” below; and

•	Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell and sending you notices.

Diageo acts as the guarantor of the guaranteed debt securities issued under the Diageo Investment and the Diageo Capital indentures. The guarantees are described under “—Guarantees” below.

The indentures and their associated documents contain the full legal text of the matters described in this section. The indentures, the debt securities and the guarantees are governed by New York law. The indentures are exhibits to our registration statement. See “Where You Can Find More Information About Us” for information on how to obtain a copy.

This section summarizes the material provisions of the indentures, the debt securities and the guarantees. However, because it is a summary, it does not describe every aspect of the indentures, the debt securities or the guarantees. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures, including some of the terms used in the indentures. We describe the meaning for only the more important terms. We also include references in parentheses to some sections of the indentures. Whenever we refer to particular sections or defined terms of the indentures in this prospectus or in the prospectus supplement, those sections or defined terms are incorporated by reference here or in the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement.

Diageo, Diageo Investment and Diageo Capital may each issue as many distinct series of debt securities under its respective indenture as it wishes. This section summarizes all material terms of the debt securities that are common to all series, unless otherwise indicated in the prospectus supplement relating to a particular series.

We may issue the debt securities as original issue discount securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount. (Section 101) The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any such debt securities.

In addition, the specific financial, legal and other terms particular to a series of debt securities are described in the prospectus supplement and the pricing agreement relating to the series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series described in the prospectus supplement.

The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

•	whether Diageo, Diageo Investment or Diageo Capital is the issuer of the debt securities;

•	the title of the series of debt securities;

•	any limit on the aggregate principal amount of the series of debt securities;

•	any stock exchange on which we will list the series of debt securities;

•	the date or dates on which we will pay the principal of the series of debt securities;

•	the rate or rates, which may be fixed or variable or a combination thereof, per annum at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•	the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at the option of the holder;

•	the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions that are not described in this prospectus, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	the denominations in which the series of debt securities will be issuable if other than denominations of $1,000 and any integral multiple of $1,000;

•	the currency of payment of principal, premium, if any, and interest on the series of debt securities if other than the currency of the United States and the manner of determining the equivalent amount in the currency of the United States;

•	any index used to determine the amount of payment of principal of, premium, if any, and interest on the series of debt securities;

•	the terms and conditions of any exchange or conversion of this series of debt securities or the guarantee;

•	the applicability of the provisions described later under “—Covenants—Defeasance and Discharge”;

•	if the series of debt securities will be issuable in whole or part in the form of a global security as described under “Legal Ownership—Global Securities”, and the depository or its nominee with respect to the series of debt securities, and any special circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee;

•	if Diageo Investment is the issuer, whether it will be required to pay additional amounts for withholding taxes or other governmental charges and, if applicable, a related right to an optional tax redemption for such a series; and

•	any other special features of the series of debt securities.

The debt securities will be issued only in fully registered form without interest coupons.

Some Definitions. We have defined some of the terms that we use frequently in this section of the prospectus:

A “business day” means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) for debt securities denominated in a specified currency other than U.S. dollars or euro, in the principal financial center of the country of the specified currency, and (b) for debt securities denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System, which is commonly referred to as “TARGET 2”, or any successor system, is operating, provided that if the debt security is a floating rate debt security whose interest rate is based on LIBOR or an applicable successor rate, the day is also a day on which dealings in the relevant index currency specified in the applicable prospectus supplement are transacted in the London interbank market.

An “interest payment date” for any debt security means a date on which, under the terms of that debt security, regularly scheduled interest is payable.

“Principal financial center” means, unless we specify otherwise in the applicable prospectus supplement, the capital city of the country of the specified currency, except that with respect to Australian dollars, Canadian dollars, South African rand and Swiss francs, the principal financial center will be Sydney and Melbourne, Toronto, Johannesburg and Zurich, respectively.

Fixed Rate Debt Securities

Each fixed rate debt security will bear interest from the date of issuance at the annual rate stated on its face until the principal is paid or made available for payment.

How Interest Is Calculated. Interest on fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

How Interest Accrues. Interest on fixed rate debt securities will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in the prospectus supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date, or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under “—If a Payment Date Is Not a Business Day”.

When Interest Is Paid. Payments of interest on fixed rate debt securities will be made on the interest payment dates specified in the applicable prospectus supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

Amount of Interest Payable. Interest payments for fixed rate debt securities will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to but excluding the relevant interest payment date or date of maturity or earlier redemption or repayment, as the case may be.

If a Payment Date Is Not a Business Day. If any scheduled interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest and principal and premium, if any, on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

Amortizing Debt Securities. A fixed rate debt security may pay a level amount in respect of both interest and principal amortized over the life of the debt security. Payments of principal and interest on amortizing debt securities will be made on the interest payment dates specified in the applicable prospectus supplement, and at maturity or upon any earlier redemption or repayment. Payments on amortizing debt securities will be applied first to interest due and payable and then to the reduction of the unpaid principal amount. We will provide to the original purchaser, and will furnish to subsequent holders upon request to us, a table setting forth repayment information for each amortizing debt security.

Floating Rate Debt Securities

Interest Rate Formulas. A series of debt securities of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your debt securities are floating rate debt securities, the formula and any adjustments that apply to the interest rate will be specified in your prospectus supplement.

How Interest Accrues. Each series of floating rate debt securities will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a series of floating rate debt securities at the yearly rate determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as described below under “—Additional Mechanics—Payment and Paying Agents”.

Calculation of Interest. Calculations relating to a series of floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular series of floating rate debt securities will name the institution that we have appointed to act as the calculation agent for that particular series as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

For a series of floating rate debt securities, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period—i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360, by 365 or by the actual number of days in the year, as specified in the applicable prospectus supplement.

Upon the request of the holder of any floating rate debt security, the calculation agent will provide for that debt security the interest rate then in effect—and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a series of floating rate debt securities will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541 percent (or 0.09876541) being rounded down to 9.87654 percent (or 0.0987654) and 9.876545 percent (or 0.09876545) being rounded up to 9.87655 percent (or 0.0987655). All amounts used in or resulting from any calculation relating to a series of floating rate debt securities will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a particular series of floating rate debt securities during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates.

Guarantees

Diageo will fully and unconditionally guarantee the payment of the principal of, premium, if any, and interest on the guaranteed debt securities, including any additional amounts which may be payable by Diageo Investment and Diageo Capital in respect of their respective debt securities, as described under “—Payment of Additional Amounts”. Diageo guarantees the payment of such amounts when such amounts become due and payable, whether at the stated maturity of the debt securities, by declaration or acceleration, call for redemption or otherwise. No other subsidiary of Diageo will guarantee the payment of the principal of, premium, if any, and interest on the guaranteed debt securities.

Overview of Remainder of This Description

The remainder of this description summarizes:

•	Additional mechanics relevant to the debt securities under normal circumstances, such as how you transfer ownership and where we make payments.

•	Your rights under several special situations, such as if we merge with another company, if we want to change a term of the debt securities or if Diageo Capital or Diageo wants to redeem the debt securities for tax reasons.

•	Your rights to receive payment of additional amounts due to changes in the withholding requirements of various jurisdictions.

•	Covenants contained in the indentures that restrict our ability to incur liens and undertake sale and leaseback transactions. A particular series of debt securities may have additional covenants.

•	Your rights if we default or experience other financial difficulties.

•	Our relationship with the trustee.

Additional Mechanics

Exchange and Transfer

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (Section 305) This is called an exchange.

You may exchange or transfer registered debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the registered debt securities. However, you may not exchange registered debt securities for bearer debt securities. (Section 305)

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange of a registered debt security will only be made if the security registrar is satisfied with your proof of ownership. (Section 305)

If we have designated additional transfer agents, they are named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Section 1002)

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day we mail the notice of redemption and ends on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed. (Section 305)

Payment and Paying Agents

We will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and is stated in the prospectus supplement. (Section 307)

We will pay interest, principal and any other money due on the registered debt securities at the corporate trust office of the trustee in New York City. That office is currently located at The Bank of New York Mellon, 240 Greenwich Street, New York, New York 10286. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks. Interest on global securities will be paid to the holder thereof by wire transfer of same-day funds.

Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro rate interest fairly between buyer and seller. This pro rated interest amount is called accrued interest.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for any particular series of debt securities. (Section 1002)

Although we anticipate making payments of principal, premium, if any, and interest, if any, on most debt securities in U.S. dollars, some debt securities may be payable in foreign currencies as specified in the applicable prospectus supplement. Currently, few facilities exist in the United States to convert U.S. dollars into foreign currencies and vice versa. In addition, most U.S. banks do not offer non-U.S. dollar denominated checking or savings account facilities. Accordingly, unless alternative arrangements are made, we will pay principal, premium, if any, and interest, if any, on debt securities that are payable in a foreign currency to an account at a bank outside the United States, which, in the case of a debt security payable in euro, will be made by credit or transfer to a euro account specified by the payee in a country for which the euro is the lawful currency.

Payments in U.S. Dollars for Debt Securities Denominated in a Foreign Currency

The exchange rate agent will convert the specified currency into U.S. dollars for holders who elect to receive payments in U.S. dollars and for beneficial owners of book-entry debt securities that do not follow the procedures we have described immediately above. The holders or beneficial owners of debt securities will pay all currency exchange costs by deductions from the amounts payable on the debt securities.

Unavailability of Foreign Currency

The relevant specified currency may not be available to us for making payments of principal of, premium, if any, or interest, if any, on any debt security. This could occur due to the imposition of exchange controls or other circumstances beyond our control or if the specified currency is no longer used by the government of the country issuing that currency or by public institutions within the international banking community for the settlement of transactions. If the specified currency is unavailable, we may satisfy our obligations to holders of the debt securities by making those payments on the date of payment in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of the currency or currencies in which a payment on any debt security was to be made, published by the Federal Reserve Bank of New York on the then-most recent day on which that bank has quoted that rate, which we refer to as the “market exchange rate”. If that rate of exchange is not then available or is not published for a particular payment currency, the exchange rate agent will determine the market exchange rate at its sole, reasonable discretion.

These provisions do not apply if a specified currency is unavailable because it has been replaced by the euro. If the euro has been substituted for a specified currency, we may at our option, or will, if required by applicable law, without the consent of the holders of the affected debt securities, pay the principal of, premium, if any, or interest, if any, on any debt security denominated in the specified currency in euro instead of the specified currency, in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community, as amended by the treaty on European Union and as it may be amended further from time to time. Any payment made in U.S. dollars or in euro as described above where the required payment is in an unavailable specified currency will not constitute an event of default.

Notices

We and the trustee will send notices only to direct holders, using their addresses as listed in the trustee’s records. (Sections 101 and 106)

Regardless of who acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else. (Section 1003)

Special Situations

Mergers and Similar Events

We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another firm or to buy or lease substantially all of the assets of another firm. However, we may not take any of these actions unless all the following conditions are met:

•	Where Diageo Investment merges out of existence or sells or leases its assets, the other firm may not be organized under a foreign country’s laws (that is, it must be a corporation, partnership or trust organized under the laws of a U.S. state or the District of Columbia or under U.S. federal law) and it must assume the obligations on the debt securities.

•	Where Diageo Capital or Diageo merges out of existence or sells or leases its assets, the other firm must assume its obligations on the debt securities or the guarantees. The other firm’s assumption of these obligations must include the obligation to pay the additional amounts described later under “—Payment of Additional Amounts”. If such other firm is organized under a foreign country’s laws, it must indemnify you against any governmental charge or other cost resulting from the transaction.

•	The merger, sale or lease of assets or other transaction must not cause a default on the debt securities, and we must not already be in default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described later under “—Default and Related Matters—Events of Default—What is An Event of Default?” A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

•	It is possible that the merger, sale or lease of assets or other transaction would cause some of our property to become subject to a mortgage or other legal mechanism giving lenders preferential rights in that property over other lenders or over our general creditors if we fail to pay them back. We have promised to limit these preferential rights on our property, called liens, as discussed later under “—Covenants—Restrictions on Liens”. If a merger or other transaction would create any liens on our property, we must comply with that covenant. We would do this either by deciding that the liens were permitted, or by following the requirements of the covenant to grant an equivalent or higher-ranking lien on the same property to you and the other direct holders of the debt securities. (Section 801)

Modification and Waiver

There are three types of changes we can make to the indenture and the debt securities.

Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. Following is a list of those types of changes:

•	change the stated maturity of the principal or interest on a debt security;

•	reduce any amounts due on a debt security;

•	change any obligation of Diageo, Diageo Investment or Diageo Capital to pay additional amounts described later under “—Payment of Additional Amounts”;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•	change the place or currency of payment on a debt security;

•	impair any of the conversion or exchange rights of your debt security;

•	impair your right to sue for payment, conversion or exchange;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indentures;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with various provisions of the indentures or to waive various defaults;

•	modify any other aspect of the provisions dealing with modification and waiver of the indenture; and

•	change the obligations of the guarantor that relate to payment of principal, premium and interest, sinking fund payments and conversion rights. (Section 902)

Changes Requiring a Majority Vote. The second type of change to the indentures and the debt securities is the kind that requires a vote in favor by holders of debt securities owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and other changes that would not adversely affect holders of the debt securities in any material respect. The same vote would be required for us to obtain a waiver of all or part of the covenants described below, or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indentures or the debt securities listed in the first category described previously under “—Changes Requiring Your Approval” unless we obtain your individual consent to the waiver. (Section 513)

Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and other changes that would not adversely affect holders of the debt securities in any material respect. (Section 901)

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:

•	For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

•	For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that security described in the prospectus supplement.

•	For debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent.

•	Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “—Covenants—Defeasance and Discharge”. (Section 101)

•	We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date or another period that we may specify (or as the trustee may specify, if it set the record date). We may shorten or lengthen (but not beyond 180 days) this period from time to time. (Section 104)

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Optional Tax Redemption

We may have the option to redeem the debt securities in the two situations described below. The redemption price for the debt securities, other than original issue discount debt securities, will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. The redemption price for original issue discount debt securities will be specified in the prospectus supplement for such securities. Furthermore, we must give you between 30 and 60 days’ notice before redeeming the debt securities.

The first situation is where, as a result of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties, either:

•	Diageo or, in the case of debt securities issued by Diageo Investment or Diageo Capital, Diageo Investment or Diageo Capital, as the case may be, would be required to pay additional amounts as described later under “—Payment of Additional Amounts”; or

•	Diageo or any of its subsidiaries would have to deduct or withhold tax on any payment to any of the issuers to enable them to make a payment of principal or interest on a debt security.

This applies only in the case of changes, executions or amendments that occur on or after the date specified in the prospectus supplement for the applicable series of debt securities and in the jurisdiction where Diageo or, in the case of debt securities issued by Diageo Investment or Diageo Capital, Diageo Investment or Diageo Capital, as the case may be, is incorporated. If Diageo, Diageo Investment or Diageo Capital is succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor entity is organized, and the applicable date will be the date the entity became a successor.

We would not have the option to redeem in this case if we could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to us.

The second situation is where a person located outside of the United States into which Diageo or, in the case of debt securities issued by Diageo Capital, Diageo Capital, as the case may be, is merged or to whom it has conveyed, transferred or leased its property is required to pay an additional amount. If Diageo is the issuer of the debt securities, such a person must also be located outside England and Wales. We would have the option to redeem the debt securities even if we are required to pay additional amounts immediately after the merger, conveyance, transfer or lease. We are not required to use reasonable measures to avoid the obligation to pay additional amounts in this situation.

Conversion or Exchange

The debt securities may be convertible into or exchangeable for Diageo’s ordinary shares or preference shares or other securities of Diageo or securities of other issuers if the prospectus supplement so provides. If the debt securities are convertible or exchangeable, the prospectus supplement will include provisions as to whether conversion or exchange is mandatory, at your option or at our option. The prospectus supplement would also include provisions regarding the adjustment of the number of securities to be received by you upon conversion or exchange.

Payment of Additional Amounts

Diageo and Diageo Capital

The government of any jurisdiction where Diageo or, in the case of debt securities issued by Diageo Capital, Diageo Capital, is incorporated may require Diageo or Diageo Capital to withhold or deduct amounts from payments on the principal or interest on a debt security or any amounts to be paid under the guarantees, as the case may be, for taxes or any other governmental charges. If the jurisdiction requires a withholding of this type, Diageo or Diageo Capital, as the case may be, may be required to pay you an additional amount so that the net amount you receive will be the amount specified in the debt security to which you are entitled. However, in order for you to be entitled to receive the additional amount, you must not be resident in the jurisdiction that requires the withholding. (Section 1004)

Diageo or Diageo Capital, as the case may be, will not have to pay additional amounts under any of the following circumstances:

•	The United States or any political subdivision or taxing authority thereof or therein is the entity that is imposing the tax or governmental charge.

•	The tax or governmental charge is imposed only because the holder, or a fiduciary, settlor, beneficiary or member or shareholder of, or possessor of a power over, the holder, if the holder is an estate, trust, partnership or corporation, was or is connected to the taxing jurisdiction, other than by merely holding the debt security or guarantee or receiving principal or interest in respect thereof. These connections include where the holder or related party:

o	is or has been a citizen or resident of the jurisdiction;

o	is or has been engaged in trade or business in the jurisdiction; or

o	has or had a permanent establishment in the jurisdiction.

•	The tax or governmental charge is imposed due to the presentation of a debt security, if presentation is required, for payment on a date more than 30 days after the security became due or after the payment was provided for, whichever occurs later.

•	The tax or governmental charge is on account of an estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge.

•	The tax or governmental charge is for a tax or governmental charge that is payable in a manner that does not involve withholdings or deductions.

•	The tax or governmental charge is imposed or withheld because the holder or beneficial owner failed to comply with any of the following requests of Diageo or Diageo Capital:

o	to provide information about the nationality, residence or identity of the holder or beneficial owner, or

o	to make a declaration or satisfy any information requirements, that the statutes, treaties, regulations or administrative practices of the taxing jurisdiction require as a precondition to exemption from all or part of such tax or governmental charge.

•	The holder is a fiduciary, partnership or other entity that is not the sole beneficial owner of the payment of the principal of, or any interest on, any debt security, and the laws of the jurisdiction require the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary, a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such security.

•	In the case of amounts withheld from payments of principal or interest on a debt security issued by Diageo, the withholding or deduction is imposed on a holder or beneficial owner who could have avoided such withholding or deduction by presenting its debt securities to another paying agent.

•	In the case of amounts withheld from payments of principal or interest on a debt security issued by Diageo Capital or from payments pursuant to the related guarantees, the payment is in respect of a definitive registered security issued at the request of a holder of a global security following an event of default and at the time the payment is made definitive registered securities have not been issued in exchange for the entire principal amounts of the securities issued under the relevant indenture.

In addition, we expect that the relevant prospectus supplement will, for the avoidance of doubt, also provide that any amounts to be paid by Diageo or Diageo Capital, as the case may be, on the debt securities will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, which is referred to as FATCA Withholding. None of Diageo or Diageo Capital will be required to pay additional amounts on account of any FATCA Withholding.

These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to Diageo or Diageo Capital is organized. The prospectus supplement relating to the debt securities may describe additional circumstances in which Diageo or Diageo Capital would not be required to pay additional amounts.

In certain circumstances, payments made to holders of debt securities issued by Diageo or Diageo Capital may be subject to withholding or deduction for or on account of UK tax. These circumstances might include, for example, if payments are made on debt securities issued by Diageo or Diageo Capital that are not listed on a “recognised stock exchange” for UK tax purposes at the time of payment and no direction allowing relief under an appropriate double taxation treaty has been obtained. For more information, see the section entitled “Taxation—United Kingdom Taxation of Debt Securities”.

Diageo Investment

United States federal, state or local governments may require Diageo Investment to withhold amounts from payments on the principal or interest on a debt security for taxes or any other governmental charges. If a U.S. taxing authority requires a withholding of this type, Diageo Investment may be required to pay you an additional amount (but only if specified in the applicable prospectus supplement) so that the net amount you receive will be the amount specified in the debt security to which you are entitled. Diageo Investment will not, however, be required to pay you any additional amounts if you are:

•	a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if a court within the United States is able to exercise primary supervision over the trust and one or more United States persons have the authority to control all substantive decisions of the trust.

Diageo Investment will not have to pay additional amounts under any of the following circumstances:

•	The tax or governmental charge is imposed only because the holder, or a fiduciary, settlor, beneficiary or member or shareholder of, or possessor of a power over, the holder, if the holder is an estate, trust, partnership or corporation, was or is connected to the United States or any political subdivision or taxing authority thereof or therein, other than by merely holding the debt security or guarantee or receiving principal or interest in respect thereof. These connections include where the holder or related party:

•	is or has been a citizen or resident of the United States;

•	is or has been engaged in trade or business in the United States; or

•	has or had a permanent establishment in the United States.

•	The tax or governmental charge is imposed due to the presentation of the security for payment on a date more than 30 days after the security became due or after the payment was provided for, whichever occurs later.

•	The tax or governmental charge is imposed because of the holder’s present or former status as a personal holding company or a controlled foreign corporation for U.S. tax purposes, a foreign private foundation or other foreign tax exempt organization or a corporation that accumulates earnings to avoid U.S. federal income tax.

•	The tax or governmental charge is on account of an estate, inheritance, gift, sale, transfer, wealth, personal property or similar tax or other governmental charge.

•	The tax or governmental charge is for a tax or governmental charge that is payable in a manner that does not involve withholdings.

•	The withholding or deduction is imposed on a holder or beneficial owner who could have avoided such withholding or deduction by presenting its debt securities to another paying agent.

•	The tax or governmental charge is imposed or withheld because of a failure to comply with any applicable certification, information, identification, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of a security, when, without regard to any tax treaties, such compliance is required as a precondition to relief or exemption from such tax or governmental charge.

•	The tax or governmental charge is imposed as a result of the receipt of interest by a person described in Sections 871(h)(3)(B) or 881(c)(3) of the Internal Revenue Code of 1986, as amended (or any successor provisions thereto).

•	The holder is a fiduciary, partnership or other entity that is not the sole beneficial owner of the payment of the principal of, or any interest on, any debt security, and the laws of the jurisdiction require the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary, a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such security. (Section 1004)

In addition, we expect that the relevant prospectus supplement will, for the avoidance of doubt, also provide that any amounts to be paid by Diageo Investment on the debt securities will be paid net of any FATCA Withholding. Diageo Investment will not be required to pay additional amounts on account of any FATCA Withholding.

Covenants

Restrictions on Liens

Some of Diageo’s property may be subject to a mortgage or other legal mechanism that gives our lenders preferential rights in that property over other lenders, including you and the other direct holders of the debt securities, or over our general creditors if we fail to pay them back. These preferential rights are called liens. Diageo promises that it and its restricted subsidiaries, which are described further below, will not become obligated on any new debt for borrowed money that is secured by a lien on any of its principal properties, which are described further below, or on any shares of stock of any of its restricted subsidiaries, unless it grants an equivalent or higher-ranking lien on the same property to you and the other direct holders of the debt securities.

Diageo does not need to comply with this restriction if the amount of all debt that would be secured by liens on its principal properties, which are described further later, and the shares of stock of Diageo’s restricted subsidiaries, excluding the debt secured by the liens that are listed later, is less than 15% of Diageo’s consolidated shareholders’ equity. (Section 1009)

This restriction on liens applies, with certain exceptions, to liens for borrowed money. For example, several liens imposed by operation of law, such as liens to secure statutory obligations for taxes or workers’ compensation benefits, or liens we create to secure obligations to pay legal judgments or surety bonds, are not covered by this restriction. This restriction on liens also does not apply to debt secured by a number of different types of liens, and we can disregard this debt when we calculate the limits imposed by this restriction. These types of liens include, among others, the following:

•	any lien existing on or before the date of the applicable indenture;

•	any lien arising by operation of law and not securing amounts more than ninety days overdue or otherwise being contested in good faith;

•	any lien on a principal property, shares or stock of any restricted subsidiary, which becomes a restricted subsidiary after the date of the applicable indenture, arising prior to the date of the restricted subsidiary’s becoming a restricted subsidiary, provided that such lien was not created in contemplation of such restricted subsidiary’s becoming a restricted subsidiary;

•	any lien over any principal property, or documents of title thereto, shares or stock of any restricted subsidiary that Diageo or any restricted subsidiary acquired as security for, or for indebtedness incurred, to finance all or part of the price of its acquisition, development, redevelopment, modification or improvement;

•	any lien over any principal property, or documents of title thereto, shares or stock of any restricted subsidiary that Diageo or any restricted subsidiary acquired subject to the lien;

•	any lien to secure indebtedness for borrowed money incurred in connection with a specifically identifiable project where the lien relates to a principal property involved in the project and that Diageo or any restricted subsidiary acquired after the date of the applicable indenture and the recourse of the creditors relating to the indebtedness is limited to the project and principal property;

•	any lien securing indebtedness of Diageo or any restricted subsidiary for borrowed money incurred in connection with the financing of accounts receivable;

•	any lien incurred or deposits made in the ordinary course of business;

•	any lien on a principal property of Diageo or any restricted subsidiary in favor of the U.S. federal or any state government or the UK or any EU government or any instrumentality of any of them, securing the obligations of Diageo or any restricted subsidiary as a result of any contract;

•	any lien securing industrial revenue, development or similar bonds issued by or for the benefit of Diageo or any of its restricted subsidiaries, provided that the industrial revenue, development or similar bonds are non-recourse to Diageo or the restricted subsidiary; and

•	any extension, renewal or replacement or successive extensions, renewals or replacements, as a whole or in part, of any lien included earlier in this list.

Restrictions on Sales and Leasebacks

Diageo promises that neither it nor any of its restricted subsidiaries will enter into any sale and leaseback transaction involving a principal property unless we comply with this covenant. A sale and leaseback transaction is an arrangement between us or a restricted subsidiary and a bank, insurance company or other lender or investor where Diageo or the restricted subsidiary leases a property that Diageo or the restricted subsidiary has owned for more than six months and has sold to a lender or investor or to any person to whom the lender or investor has advanced funds on the security of the principal property.

Diageo can comply with this covenant in either of two different ways. First, Diageo will be in compliance if it or its restricted subsidiary could grant a lien on the principal property in an amount equal to the indebtedness attributable to the sale and leaseback transaction without being required to grant an equivalent or higher-ranking lien to you and the other direct holders of the debt securities under the restriction on liens described above.

Second, Diageo can comply if it invests an amount equal to at least the net proceeds of the sale of the principal property that it or its restricted subsidiary leases in the transaction or the fair value of that property, whichever is greater. This amount must be invested in any principal property or used to retire indebtedness for money that it or its restricted subsidiaries borrowed, incurred or assumed and that either has a maturity of 12 months or more from the date of incurrence of the indebtedness or has a maturity of less than 12 months from that date but is by its terms renewable or extendible beyond 12 months from that date at the option of the borrower, within one year of the transaction. (Section 1010)

This restriction on sales and leasebacks does not apply to any sale and leaseback transaction that is between Diageo and one of its subsidiaries, or between one of Diageo’s restricted subsidiaries and either Diageo or one of Diageo’s other subsidiaries. It also does not apply to any lease with a term, including renewals, of three years or less.

As used here, principal property means a building or other structure or facility, and the land on which it sits and its associated fixtures that are located in the United States or the United Kingdom and Diageo or a restricted subsidiary owns or leases. The gross book value of the property must exceed 2% of Diageo’s consolidated shareholders’ equity. Any property or portion of any property is not a principal property if Diageo’s board of directors:

•	does not view it as materially important to the total business conducted by Diageo and its subsidiaries as an entirety; or

•	does not view any portion of the property as materially important for the use of the property. (Section 101)

Diageo and its subsidiaries have no principal properties as of the date hereof.

As used here, restricted subsidiary means any subsidiary that has two characteristics. First, its assets and operations are substantially located within the United States or the United Kingdom. Second, it owns a principal property. However, a restricted subsidiary does not include two types of subsidiaries. It does not include a subsidiary that is primarily engaged in leasing or in financing installment receivables or a subsidiary that primarily acts to finance the operations of Diageo and its consolidated subsidiaries. (Section 101)

Defeasance and Discharge

The following discussion of full defeasance and discharge will be applicable to your series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the prospectus supplement. (Section 403)

We can legally release ourselves from any payment or other obligations on the debt securities, except for various obligations described below, if we, in addition to other actions, put in place the following arrangements for you to be repaid:

•	We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•	We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. We would not have to deliver this opinion if we received from, or there has been published by, the U.S. Internal Revenue Service a ruling that states the same conclusion.

•	If the debt securities are listed on the New York Stock Exchange, we must deliver to the trustee a legal opinion of our counsel confirming that the deposit, defeasance and discharge will not cause the debt securities to be delisted.

However, even if we take these actions, a number of our obligations relating to the debt securities will remain. These include the following obligations:

•	to register the transfer and exchange of debt securities;

•	to replace mutilated, destroyed, lost or stolen debt securities;

•	to maintain paying agencies; and

•	to hold money for payment in trust.

Default and Related Matters

Ranking

The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The debt securities are not subordinated to any of the relevant issuer’s other debt obligations and therefore they rank equally with all of the relevant issuer’s other unsecured and unsubordinated indebtedness.

Events of Default

You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What Is an Event of Default? The term event of default means any of the following:

•	We do not pay the principal or any premium on a debt security on its due date and, in the case of technical or administrative difficulties, only if such failure to pay persists for more than five days.

•	We do not pay interest on a debt security within 30 days of its due date.

•	We do not deposit any sinking fund payment on its due date.

•	We remain in breach of a covenant described beginning on page 26 or any other term of the indentures for 90 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 10% of the principal amount of debt securities of the affected series.

•	We file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

•	There is a default in the conversion or exchange of any convertible or exchangeable securities of the series in question and this default continues for 90 days after we receive a notice of default.

•	Any other event of default described in the prospectus supplement occurs. (Section 501)

Remedies If an Event of Default Occurs. If an event of default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series if certain conditions are met. (Section 502)

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This protection is called an indemnity. (Section 603) If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture. (Section 512)

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred and remains uncured.

•	The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•	The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity and no direction inconsistent with the request described above may have been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities of the relevant series. (Section 507)

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

We will furnish to the trustee every year a written statement of certain of our officers and directors certifying that, to their knowledge, we are in compliance with the indenture and the debt securities, or else specifying any default. (Section 1005)

Regarding the Trustee

Diageo and several of its subsidiaries maintain banking relations with the trustee in the ordinary course of their business.

If an event of default occurs, or an event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded occurs, the trustee may be considered to have a conflicting interest with respect to the debt securities or the applicable indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

DESCRIPTION OF WARRANTS

Diageo may issue warrants to purchase debt securities, preference shares or ordinary shares or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by Diageo and a bank or trust company, as warrant agent, all as will be set forth in the applicable prospectus supplement.

Debt Warrants

Diageo may issue warrants for the purchase of debt securities issued by Diageo, Diageo Investment or Diageo Capital. Each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement. Debt warrants may be issued separately or together with any other securities.

The debt warrants are to be issued under debt warrant agreements to be entered into by Diageo and one or more banks or trust companies, as debt warrant agent, all as will be set forth in the applicable prospectus supplement. At or around the time of an offering of debt warrants, a form of debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, reflecting the alternative provisions that may be included in the debt warrant agreements to be entered into with respect to particular offerings of debt warrants, will be added as an exhibit to the registration statement of which this prospectus forms a part by an amendment or incorporation by reference to a subsequent filing.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to such debt warrants and such debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement. This description will include:

•	the initial offering price;

•	the currency, currency unit or composite currency in which the exercise price for the debt warrants is payable;

•	the title, aggregate principal amount, issuer and terms of the debt securities that can be purchased upon exercise of the debt warrants;

•	the title, aggregate principal amount, issuer and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

•	if applicable, whether and when the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities that can be purchased upon exercise of each debt warrant and the exercise price;

•	the date on or after which the debt warrants may be exercised, any date or dates on which this right will expire in whole or in part and the circumstances, if any, that will cause the debt warrants to be automatically exercised;

•	if applicable, a discussion of material UK and U.S. federal income tax, accounting or other considerations applicable to the debt warrants;

•	whether the debt warrants will be issued in registered or bearer form, and, if registered, where they may be transferred and registered; and

•	any other terms of the debt warrants.

Equity and Other Warrants

Diageo may issue warrants for the purchase of its equity securities (i.e., its ordinary shares, ADSs and preference shares) or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement and any other warrant may be exercised to purchase or sell (i) securities of an entity unaffiliated with Diageo, a basket of such securities, an index or indices of such securities or any combination of the above, (ii) currencies, or (iii) commodities. Equity warrants may be issued separately or together with any other securities.

The equity or other warrants are to be issued under equity warrant agreements to be entered into by Diageo and one or more banks or trust companies, as equity warrant agent, all as will be set forth in the applicable prospectus supplement. At or around the time of an offering of equity or other warrants, a form of equity warrant agreement, including a form of equity warrant certificate representing the equity warrants, reflecting the alternative provisions that may be included in the equity warrant agreements to be entered into with respect to particular offerings of equity warrants, will be added as an exhibit to the registration statement of which this prospectus forms a part by an amendment or incorporation by reference to a subsequent filing.

The particular terms of each issue of equity warrants, the equity warrant agreement relating to such equity warrants and the equity warrant certificates representing such equity warrants will be described in the applicable prospectus supplement. This description will include:

•	the title and aggregate number of such warrants;

•	the initial offering price;

•	the currency, currency unit or composite currency, in which the initial price for the equity warrants is payable;

•	the currency, currency unit or composite currency in which the exercise price for the equity warrants is payable;

•	the designation and terms of the equity securities (i.e., preference shares or ordinary shares) or other securities underlying the equity or other warrants, or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing that can be purchased upon exercise of such warrants;

•	the total number of preference shares or ordinary shares or other securities or rights that can be purchased upon exercise of each such warrant and the exercise price;

•	the date or dates on or after which the equity warrants may be exercised, any date or dates on which this right will expire in whole or in part and the circumstances, if any, that will cause the equity or other warrants to be automatically exercised;

•	the designation and terms of any related preference shares or ordinary shares or other securities with which such warrants are issued and the number of such warrants issued with each preference share or ordinary share or other security;

•	if applicable, whether and when the equity warrants and the related preference shares or ordinary shares or other securities will be separately transferable;

•	if applicable, a discussion of material UK and U.S. federal income tax, accounting or other considerations applicable to such warrants; and

•	any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

Diageo may issue purchase contracts for the purchase or sale of, or whose cash value is determined by reference or linked to the performance, level or value of, one or more of the following:

•	debt securities issued by any of the registrants or equity securities issued by Diageo or securities of third parties;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices, baskets or combinations of the items described above as specified in the applicable prospectus supplement.

Each item described above will be referred to as a “purchase contract property”. Each purchase contract will obligate:

•	the holder to purchase or sell, and obligate Diageo to sell or purchase, on specified dates, one or more purchase contract properties at the specified price or prices; or

•	the holder or Diageo to settle the purchase contract by reference to the value, performance or level of one or more purchase contract properties, on specified dates and at a specified price or prices.

The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell the purchase contract properties and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require Diageo to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued.

An investment in purchase contracts may involve special risks, including risks associated with indexed securities and currency-related risks if the purchase contract or purchase contract property is linked to an index or is payable in or otherwise linked to a non-U.S. dollar currency. Relevant risks will be discussed in more detail in the applicable prospectus supplement.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, Diageo may issue units consisting of one or more purchase contracts, warrants, debt securities, preference shares, ordinary shares or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the purchase contracts, warrants, debt securities, preferred stock and ordinary shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF PREFERENCE SHARES

Diageo’s articles of association allow it to issue new shares with any rights and restrictions attaching to them, subject to any rights given to the holders of the existing issued share capital. The rights and restrictions attaching to such share capital can be decided either by shareholders by ordinary resolution or if no resolution has been passed or so far as the resolution does not make any specific provision, with such rights and restrictions as Diageo’s board of directors may determine. Under the laws of England, the board of directors requires express authority to allot shares which authority must either be given by an ordinary resolution of shareholders or be set out in the articles of association. Currently all of Diageo’s issued shares are ordinary shares. However, should it decide to issue preference shares in the future, Diageo would need to issue a new class of shares which, depending on the number of shares (if any) issued under any then-existing authority to allot and the terms of that authority, may require the approval of shareholders by ordinary resolution.

If the preference shares have the right to participate only up to a specified amount in a dividend or capital distribution, Diageo may issue them without complying with the provisions of English law that may otherwise require companies to offer shares first to existing shareholders on a pre-emptive basis. These rights of existing shareholders are sometimes referred to as pre-emptive rights. However, pre-emptive rights would apply to any issuance of preference shares that are convertible into, or exchangeable for, ordinary shares unless such rights are waived by a special resolution of Diageo’s shareholders. At its annual general meeting, Diageo has in the past sought authority to disapply pre-emptive rights. Whether or not any further authority would be required in relation to any issue of preference shares would depend on (a) the number of shares (if any) already issued, (b) the number of rights (if any) already granted to subscribe for or convert securities into shares, in each case on a non pre-emptive basis pursuant to that authority and (c) the terms of that authority.

Subject to the foregoing, applicable law and the rights of other holders of Diageo’s share capital, Diageo may seek to issue preference shares in one or more series with such rights and restrictions as Diageo may by ordinary resolution determine, or if no resolution has been passed or so far as the resolution does not make any specific provision, with such rights and restrictions as Diageo’s board of directors may determine, including but not limited to the following:

•	the maximum number of shares in the series;

•	the designation of the series;

•	any dividend rate, or basis for determining such a rate, on the shares of the series;

•	whether or not dividends will be cumulative and, if so, from which date or dates;

•	whether the shares of the series will be redeemable and, if so, the date, prices and other terms and conditions of redemption;

•	whether the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes and, if so, the rate or rates of conversion or exchange, any terms of adjustment and whether the shares of the series will be convertible or exchangeable at Diageo’s option, the option of holders of the preference shares or both;

•	whether the shares of the series will have voting rights and, if so, the nature of those voting rights and the circumstances in which they may be exercised;

•	the rights of the shares of the series in the event of a voluntary or involuntary liquidation, dissolution or winding up of Diageo; and

•	any other relative rights, powers, preferences, qualifications, limitations or restrictions relating to the shares of the series.

The specific rights carried by any preference shares which may be issued will be described in a prospectus supplement. However, the description of the preference shares set forth in this prospectus and in any applicable prospectus supplement is not complete without reference to the documents that govern such preference shares. These include the articles of association of Diageo and any other document filed with the Registrar of Companies in England and Wales setting out the terms of such preference shares.

DESCRIPTION OF ORDINARY SHARES

General

Diageo may issue ordinary shares by this prospectus. This section summarizes the material terms of Diageo’s ordinary shares as set out in the articles of association of Diageo. This summary is qualified in its entirety by reference to the Companies Act 2006 and any other applicable English law concerning companies, as amended from time to time, which we refer to together as the “Companies Act” and Diageo’s articles of association. Information on where investors can obtain a copy of the articles of association, which are filed as an exhibit to Diageo’s Annual Reports on Form 20-F, is provided under “Where You Can Find More Information About Us”.

All of Diageo’s ordinary shares are fully paid. Accordingly, no further contribution of capital may be required by Diageo from the holders of such shares. Diageo’s ordinary shares are represented in certificated form and also in uncertificated form under “CREST”. CREST is an electronic settlement system in the United Kingdom which enables Diageo’s ordinary shares to be evidenced other than by a physical certificate and transferred electronically rather than by delivery of a written stock transfer form. Diageo’s ordinary shares:

•	may be represented by certificates in registered form issued (subject to the terms of issue of the shares) following issuance of the shares by Diageo or receipt of a form of transfer (bearing evidence of payment of the appropriate stamp duty) by Diageo Registrar, 10th Floor, Central Square, 29 Wellington Street, Leeds LS1 4DL; or

•	may be in uncertificated form with the relevant CREST member account being credited with the ordinary shares issued or transferred.

Under English law, persons who are neither residents nor nationals of the United Kingdom may freely hold, vote and transfer Diageo ordinary shares in the same manner and under the same terms as UK residents or nationals, subject to any applicable sanctions legislation or similar rules in force from time to time.

Share Capital

Diageo’s share capital consists solely of ordinary shares, with a nominal value of 28 101/108 pence per share. Diageo had 2,432,425,480 ordinary shares in issue as of December 31, 2025, and 2,432,425,480 ordinary shares in issue as of January 31, 2026.

For information about Diageo’s share capital history for the last three fiscal years, you may consult note 18 to the consolidated financial statements included in Diageo’s Annual Report on Form 20-F for the year ended June 30, 2025, which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference into this prospectus.

Dividend Rights

Holders of Diageo’s ordinary shares may, by ordinary resolution, declare dividends but may not declare dividends in excess of the amount recommended by the directors. The directors may also pay interim dividends or fixed rate dividends. No dividend may be paid other than out of profits available for distribution. All of Diageo’s ordinary shares rank equally for dividends, but the board may withhold payment of all or any part of any dividends or other monies payable in respect of Diageo’s shares from a person with a 0.25% interest (as defined in Diageo’s articles of association) if such a person has been served with a restriction notice (as defined in Diageo’s articles of association) after failure to provide Diageo with information concerning interests in those shares required to be provided under the Companies Act. Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provide, dividends may be paid in any currency and such dividends will be calculated using an exchange rate or exchange rates selected by the board in its discretion and on such terms and conditions as determined by the board in accordance with Diageo’s articles of association.

If a dividend has not been claimed, the directors may invest the dividend or use it in some other way for the benefit of Diageo until the dividend is claimed. If the dividend remains unclaimed for 12 years after the date such dividend was declared or became due for payment, it will be forfeited and will revert to Diageo, unless the directors decide otherwise. Diageo may stop sending checks, warrants or similar financial instruments in payment of dividends by post in respect of any shares or may cease to employ any other means for payment of dividends if either (a) at least two consecutive payments have remained uncashed or are returned undelivered or that means of payment has failed, or (b) one payment remains uncashed or is returned undelivered or that means of payment has failed and reasonable enquiries have failed to establish any new postal address or account of the holder. Diageo must resume sending dividend checks, warrants or similar financial instruments or employing that means of payment if the holder requests such resumption in writing.

Diageo’s articles of association permit payment or satisfaction of a dividend (including an interim dividend) wholly or partly by distribution of assets, including fully paid shares or debentures of any other company. In the case of a general meeting declaring a dividend, such action is only permitted upon the recommendation of the board and must be approved by ordinary resolution by the general meeting which declared the dividend.

Voting Rights

Voting on any resolution at any general meeting of the company is by a show of hands unless a poll is duly demanded, except that where a general meeting is held partly by means of electronic facility, voting will be decided on a poll, with such poll votes being cast by such electronic means as the board decides appropriate. On a show of hands, (a) every shareholder who is present in person at a general meeting, and every proxy appointed by any one shareholder and present at a general meeting, has/have one vote regardless of the number of shares held by the shareholder (or, subject to (b), represented by the proxy), and (b) every proxy present at a general meeting who has been appointed by more than one shareholder has one vote regardless of the number of shareholders who have appointed him or the number of shares held by those shareholders, unless such shareholder has been instructed to vote for a resolution by one or more shareholders and to vote against the resolution by one or more shareholders, in which case such shareholder has one vote for and one vote against the resolution. On a poll, every shareholder who is present in person or by proxy has one vote for every share held by that shareholder, but a shareholder or proxy entitled to more than one vote need not cast all his votes or cast them all in the same way (the deadline for exercising voting rights by proxy is set out in the form of proxy). A poll may be demanded by any of the following:

•	the chairman of the general meeting;

•	at least three shareholders entitled to vote on the relevant resolution and present in person or by proxy at the meeting;

•	any shareholder or shareholders present in person or by proxy and representing in the aggregate not less than one-tenth of the total voting rights of all shareholders entitled to vote on the relevant resolution; or

•	any shareholder or shareholders present in person or by proxy and holding shares conferring a right to vote on the relevant resolution on which there have been paid up sums in the aggregate equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

•	Matters are transacted at general meetings of Diageo by the proposing and passing of two kinds of resolutions:

•	ordinary resolutions, which include resolutions for the election, re-election and removal of directors, the declaration of final dividends, the appointment and re-appointment of the external auditor, the approval of the remuneration report and remuneration policy and the grant of authority to allot shares; and

•	special resolutions, which include resolutions for the amendment of Diageo’s articles of association, resolutions relating to the disapplication of pre-emption rights, and resolutions modifying the rights of any class of Diageo’s shares at a meeting of the holders of such class.

An ordinary resolution requires the affirmative vote of a simple majority of the votes cast at a validly constituted shareholders’ meeting. Special resolutions require the affirmative vote of not less than 75% of the votes cast at a validly constituted shareholders’ meeting. The necessary quorum for a shareholders’ meeting is a minimum of two shareholders present in person or by proxy and entitled to vote.

A shareholder is not entitled to vote at any general meeting or class meeting in respect of any share held by him if he has been served with a restriction notice (as defined in the articles of association) after failure to provide Diageo with information concerning interests in those shares required to be provided under the Companies Act.

Liquidation Rights

In the event of the liquidation of Diageo, after payment of all liabilities and deductions taking priority in accordance with English law, the balance of assets available for distribution will be distributed among the holders of ordinary shares according to the amounts paid-up on the shares held by them.

Preemptive Rights and New Issues of Shares

While holders of ordinary shares have no pre-emptive rights under Diageo’s articles of association, the ability of the directors to cause Diageo to issue shares, securities convertible into shares or rights to shares, otherwise than pursuant to an employee share scheme, is restricted. Under the Companies Act, the directors of a company are, with certain exceptions, unable to allot any equity securities without express authorization, which may be contained in a company’s articles of association or given by its shareholders in general meeting by way of an ordinary resolution, but which in either event cannot last for more than five years. Under the Companies Act, Diageo may also not allot equity securities (as defined in the Companies Act) for cash (otherwise than pursuant to an employee share scheme) without first making an offer to existing shareholders to allot such equity securities to them on the same or more favorable terms in proportion to their respective shareholdings, unless this requirement is disapplied by a special resolution of the shareholders. However, Diageo has in the past sought authority from its shareholders to allot shares and disapply pre-emptive rights (in each case subject to certain limitations).

Disclosure of Interests in Diageo’s Shares

There are no provisions in Diageo’s articles of association whereby persons acquiring, holding or disposing of a certain percentage of Diageo’s shares are required to make disclosure of their ownership percentage, although there are such requirements under the Companies Act. The basic disclosure requirement under Part 6 of the Financial Services and Markets Act 2000 and Rule 5 of the Disclosure Guidance and Transparency Rules made by the Financial Conduct Authority (successor to the UK Financial Services Authority) imposes a statutory obligation on a person to notify Diageo and the Financial Conduct Authority of the percentage of the voting rights in Diageo he directly or indirectly holds or controls, or has rights over, through his direct or indirect holding of certain financial instruments, if the percentage of those voting rights:

•	reaches, exceeds or falls below 3% and/or any subsequent whole percentage figure as a result of an acquisition or disposal of shares or financial instruments; or

•	reaches, exceeds or falls below any such threshold as a result of any change in the breakdown or number of voting rights attached to shares in Diageo.

The Disclosure Guidance and Transparency Rules set out in detail the circumstances in which an obligation of disclosure will arise, as well as certain exemptions from those obligations for specified persons.

Under section 793 of the Companies Act, Diageo may, by notice in writing, require a person that Diageo knows or has reasonable cause to believe is or was during the three years preceding the date of notice interested in Diageo’s shares to indicate whether or not that is the case and, if that person does or did hold an interest in Diageo’s shares, to provide certain information as set out in the Companies Act.

Article 19 of the EU Market Abuse Regulation (596/2014) (as it is incorporated into UK domestic law by virtue of the European Union (Withdrawal) Act 2018 and as amended from time to time) further requires persons discharging managerial responsibilities within Diageo (and their persons closely associated) to notify Diageo of transactions conducted on their own account in Diageo shares or derivatives or certain financial instruments relating to Diageo shares. The City Code on Takeovers and Mergers also imposes strict disclosure requirements with regard to dealings in the securities of an offeror or offeree company on all parties to a takeover and also on anyone acting in concert with such parties during the course of an offer period.

Election of Directors

Diageo’s articles of association provide for a board of directors, consisting (unless otherwise provided for by an ordinary resolution of shareholders) of not fewer than three directors and not more than 25 directors, in which all powers to manage the business and affairs of Diageo are vested. Directors may be elected by the members by way of ordinary resolution or appointed by the board of directors. At each annual general meeting of shareholders, every director is required to retire and is then considered for election/re-election by shareholders, assuming he or she wishes to stand for election/re-election. There is no age limit requirement in respect of directors. Directors may also be removed before the expiration of their term of office in accordance with the provisions of the Companies Act.

General Meetings and Notices

Under the Companies Act at least 21 clear days’ written notice of an annual general meeting is required. Any general meeting which is not an annual general meeting is called a “general meeting”. The minimum notice period for general meetings is 21 clear days unless a shorter notice period is approved by shareholders via special resolution. This shorter notice period does not apply to annual general meetings. Diageo has in the past sought authority from its shareholders to hold general meetings on not less than 14 clear days’ notice.

The annual general meeting of shareholders must be held within six months of Diageo’s accounting reference date. A general meeting of shareholders may be called at any time and place determined by the directors, subject to the notice requirements set out in the preceding paragraph.

Under the Companies Act, shareholders have the power to require the directors to call a general meeting. Where Diageo receives a request from shareholders representing at least 5% of the paid-up capital of Diageo carrying the right to vote at general meetings, the directors must, within 21 days, call a meeting to be held not more than 28 days after the date of the notice convening the meeting. Further, if the request received by Diageo identifies a resolution intended to be moved at the meeting, the notice of the meeting must include notice of the resolution. If the directors fail to call a meeting, the shareholders who requested the meeting, or any of them representing more than half of the total voting rights attaching to the shares held by the requisitionists, may themselves call a general meeting at the expense of Diageo.

If, for any reason, it is impracticable to call a meeting of Diageo in any manner in which meetings may be called, or to conduct the meeting in the manner prescribed by the articles of association or the Companies Act, a court may, on the application of a director or of a shareholder who would be entitled to vote at a meeting, order a meeting to be called, held and conducted in any manner the court thinks fit.

Every shareholder is entitled to appoint another person as his proxy to exercise all or any of his rights to attend, speak and vote at a general meeting. If a shareholder appoints more than one proxy and the proxy forms appointing those proxies would give those proxies the apparent right to exercise votes on behalf of the shareholder in a general meeting over more shares than are held by the shareholder, each of those proxy forms will be invalid and none of the proxies so appointed will be entitled to attend, speak or vote at the relevant general meeting. Diageo shall not be obliged to ascertain whether a proxy or corporate representative voted in accordance with a shareholder’s instructions and the failure of a proxy or corporate representative to do so shall not vitiate the decision of the meeting or poll on any resolution.

Under Diageo’s articles of association, the board may make any arrangements it decides fit to allow those entitled to do so attend and participate in any general meeting. Unless the notice of a general meeting states otherwise or the chairman of the meeting decides otherwise, a general meeting will be treated as taking place where the chairman of the meeting is at the time of the meeting. Two or more persons who may not be in the same place as each other will be considered as attending and participating in a general meeting if they are able to exercise their rights to speak and vote at the meeting. The board may decide to let persons entitled to attend and participate in a general meeting do so by simultaneous attendance and participation by means of one or more electronic facilities and/or at a satellite meeting place. Shareholders present in person or by proxy by means of any such electronic facility or at satellite meeting places shall be counted in the quorum for, and entitled to participate in, the general meeting. Any satellite meeting will be treated as taking place where the chairman of the meeting is at the time of the meeting. A general meeting held exclusively via electronic facilities is not permitted by Diageo’s articles of association.

The directors (and where permitted by Diageo’s articles of association, the secretary) may make arrangements or restrictions for the purposes of controlling the level of attendance at and ensuring the safety of persons attending, general meetings and the entitlement of any member or proxy to attend a general meeting at any place is subject to any such arrangements or restrictions. The board is also entitled to refuse admission to (or eject from) a general meeting any person who fails to comply with any security arrangements or restrictions that the board may impose. Where a general meeting is held partly by means of an electronic facility, the board may make arrangements and impose any requirements or restrictions necessary to ensure the identification of those taking part and the security of the electronic facility.

The provisions of Diageo’s articles of association apply, with any necessary modifications, to any separate general meeting of the holders of shares of a class convened otherwise than in connection with a variation or abrogation of the rights attached to the shares of that class. A general meeting at which only ordinary shareholders may, in their capacity as members, attend and vote, shall also constitute a separate general meeting of the holders of ordinary shares.

Shareholder Proposals and Certain Other Rights in Relation to Meetings and Information

Under the Companies Act, shareholders are entitled to require Diageo to circulate to shareholders entitled to receive notice of a general meeting, a statement (of not more than 1,000 words) with respect to a matter referred to in a proposed resolution to be dealt with at that meeting or other business to be dealt with at that meeting. Diageo must circulate a statement once it has received requests in respect of:

•	shareholders representing at least 5% of the voting rights attached to shares having a right to vote on the relevant resolution; or

•	at least 100 persons, who hold shares (or on behalf of whom shares are held) on which there has been paid up an average sum, per person, of at least £100.

•	Also, under the Companies Act, shareholders may demand that a resolution be proposed and voted on at an annual general meeting. To be effective, such a demand must be made:

•	by shareholders holding at least 5% of the voting rights attached to shares having a right to vote on the resolution; or

•	by at least 100 persons who hold shares (or on behalf of whom shares are held) on which there has been paid up an average sum, per person, of at least £100.

The demand must be received by Diageo not later than six weeks before the annual general meeting to which it relates (or, if later, the time at which notice of the meeting is given to shareholders).

Variation of Rights

If, at any time, Diageo’s share capital is divided into different classes of shares, the rights attached to any class of shares may be varied, subject to the provisions of the Companies Act, either with the consent in writing of the holders of not less than 75% in nominal value of the issued shares of that class or upon the adoption of a special resolution passed at a separate meeting of the holders of the shares of that class.

At every such separate meeting, all of the provisions of the articles of association relating to proceedings at a general meeting apply, except that (a) the quorum is to be the number of persons (which must be at least two) who hold or represent by proxy not less than one-third in nominal value of the issued shares of the class (excluding any shares of that class held as treasury shares) or, if such quorum is not present at an adjourned meeting, one person who holds shares of the class regardless of the number of shares he holds, (b) any holder of shares of the class who is present in person or by proxy may demand a poll, and (c) each shareholder present in person or by proxy and entitled to vote will have one vote per share held in that particular class in the event a poll is taken.

Class rights are deemed not to have been varied by the creation or issue of new shares ranking equally with that class of shares in all respects or by the purchase or redemption by Diageo of its own shares, in each case in accordance with the Companies Act and the articles of association.

Changes in Share Capital

Diageo’s shareholders may pass an ordinary resolution to do any of the following:

•	grant the board authority to issue and allot shares up to the maximum amount prescribed by the resolution;

•	consolidate, or consolidate and then divide, all or any of Diageo’s share capital into new shares of larger nominal amounts than its existing shares; and

•	divide some or all of Diageo’s shares into shares of a smaller nominal amount.

•	Diageo may:

•	with the authority of shareholders by ordinary resolution and subject to the provisions of the Companies Act, purchase its own shares; and

•	by special resolution and subject to the provisions of the Companies Act, reduce its share capital, any capital redemption reserve, share premium account or any other undistributable reserve, subject to receiving a court sanction.

On October 12, 2023, Diageo announced the commencement of a new share buy-back program, as approved by the Diageo board on July 27, 2023, which sought to return up to $1.0 billion of capital to shareholders. During the year ended June 30, 2024, Diageo purchased 27,443,325 ordinary shares under this program, representing approximately 1.1% of the issued ordinary share capital at an average price of 3644 cents per share. All shares repurchased under the share buy-back program were canceled.

At the annual general meeting held on November 6, 2025, Diageo’s shareholders gave it authority to repurchase up to 222,565,850 of its ordinary shares subject to additional conditions. There are no ongoing buy-backs.

Transfer of Shares

Except as described in this paragraph, Diageo’s articles of association do not restrict the transferability of Diageo’s ordinary shares and Diageo’s ordinary shares may be transferred by an instrument in any usual form or in any form acceptable to the directors. The board may decline to register a transfer of a certificated Diageo share unless the instrument of transfer (a) is duly stamped or certified or otherwise shown to the satisfaction of the board to be exempt from stamp duty and is accompanied by the relevant share certificate and such other evidence of the right to transfer as the board may reasonably require, (b) is in respect of only one class of share and (c) if to joint transferees, is in favor of not more than four such transferees.

Registration of a transfer of an uncertificated share may be refused in the circumstances set out in the uncertificated securities rules (as defined in the articles of association) and where, in the case of a transfer to joint holders, the number of joint holders to whom the uncertificated share is to be transferred exceeds four.  Additionally, the board can decline to register any transfer of any share which is not a fully paid share.

The board may decline to register a transfer of any of Diageo’s certificated shares by a person with a 0.25 per cent. interest (as defined in the articles of association) if such person has been served with a restriction notice (as defined in the articles of association) after failure to provide Diageo with information concerning interests in those shares required to be provided under the Companies Act, unless the transfer is shown to the board to be pursuant to an arm’s length sale (as defined in the articles of association).

Shareholders’ Vote on Certain Transactions

The Companies Act provides for schemes of arrangement, which are arrangements or compromises between a company and any class of its shareholders or creditors and used in certain types of reconstructions, amalgamations, capital reorganizations or takeovers. These arrangements require the approval, at a meeting convened by court order, of the shareholders or creditors of the relevant class to which the scheme relates.

Once approved at the court-convened meeting by a vote in favor by a majority in number and at least 75% in value of each relevant class of shareholder or creditor present in person or by proxy at the meeting and sanctioned by the court, all shareholders or creditors of the relevant class are bound by the terms of the scheme, and dissenting shareholders have no appraisal rights.

Under the UK Listing Rules, produced by the UK’s Financial Conduct Authority, shareholder approval:

•	is usually required for an acquisition or disposal by a listed company if, generally, the size of the company or business to be acquired or disposed of represents 25% or more of the size of the listed company, as assessed according to the guidelines set out in the rules; and

•	may also be required for an acquisition or disposal of assets between a listed company and related parties, as defined in the UK’s Listing Rules.

In addition, the Companies Act also provides that:

•	where a takeover offer is made for the shares of a UK company; and

•	between the date of the offer and the date when the offer can no longer be accepted, the offeror has acquired or contracted to acquire at least 90% in value of the shares (and not less than 90% of the voting rights carried by those shares) of any class of shares to which the offer relates, the offeror may, within three months beginning on the day after the last day on which the offer can be accepted, or in some cases, within six months of the date of the offer (if that period ends earlier), serve notice to acquire compulsorily, on the terms of the offer, the shares of the relevant class in respect of which the offer has not been accepted. A dissenting shareholder may object to the acquisition of his shares or its proposed terms by applying to the court within six weeks of the date on which notice of the compulsory acquisition was given. In the absence of fraud or oppression, the court is unlikely to order that the acquisition not take effect, but it may specify terms of the acquisition that it finds appropriate.

A minority shareholder is also entitled in certain circumstances to require the offeror to acquire his shares on the terms of the offer.

Rights of Inspection and to Information

Under the provisions of the Companies Act, the register and index of names of shareholders of an English company may be inspected:

•	for free, by its shareholders; and

•	for a fee, by any other person.

In both cases, the documents may be copied for a fee.

The shareholders of an English public company may also inspect, without charge:

•	minutes of meetings of the shareholders and obtain copies of the minutes for a fee; and

•	service contracts of the company’s directors.

In addition, the published annual accounts of a public company are required to be available for shareholders at a general meeting and a shareholder is entitled to be sent a copy of these accounts and of all statutory reports required to be published by the company, at least 21 days before the date of Diageo’s annual general meeting. Under the Companies Act, Diageo shareholders who hold shares on behalf of another person may nominate that person to receive a copy of all communications that Diageo sends to its shareholders (including Diageo’s annual accounts and reports). The shareholders of Diageo do not generally have rights to inspect the accounting records of Diageo or the minutes of meetings of its directors.

Shareholders’ Suits

Derivative Claims

English law permits a shareholder to initiate a lawsuit on behalf of the company only in limited circumstances.

Under the Companies Act, a shareholder can bring a “derivative claim” in respect of a cause of action vested in Diageo and seek relief on behalf of Diageo. Such a derivative claim may be brought only in respect of a cause of action arising from an actual or proposed act or omission involving negligence, default, breach of duty or breach of trust by a director of Diageo. The cause of action may be against the director or another person (or both). A shareholder who brings such a derivative claim must apply to the court for permission to continue it and must disclose a prima facie case to be granted permission to bring the action.

Unfair Prejudice

The Companies Act permits a shareholder whose name is on the register of shareholders of the company to seek a court order:

•	when the company’s affairs are being or have been conducted in a manner unfairly prejudicial to the interests of all or some shareholders, including the shareholder making the claim; or

•	when any act or omission of the company is or would be so prejudicial.

An English court has wide discretion in granting relief in these circumstances and may authorize civil proceedings to be brought in the name of the company by a shareholder on the terms that the court directs.

Except in the limited circumstances described above, English law does not generally permit class action lawsuits by shareholders on behalf of the company.

In order to become a shareholder and enforce these rights under English law, holders of Diageo ADRs are required to withdraw from the depositary at least one of their Diageo ordinary shares underlying the Diageo ADS. See “Description of Diageo American Depositary Shares—Deposit, Withdrawal and Cancellation” for information about how to withdraw Diageo ordinary shares.

Summary of Certain Other Provisions of Diageo’s Articles of Association

Objects and Purposes

The corporate objects and purposes of Diageo are unrestricted.

Directors’ Interests

Under Diageo’s articles of association, a director cannot vote in respect of any contract in which the director, has an interest. However, this restriction on voting does not apply to resolutions (a) giving the director any guarantee, security or indemnity in respect of obligations or liabilities incurred at the request of or for the benefit of Diageo or any of its subsidiaries, (b) giving any guarantee, security or indemnity to a third party in respect of obligations of Diageo or a subsidiary for which the director has assumed responsibility under an indemnity or guarantee or by giving security, (c) giving the director an indemnity where all other directors are also being offered indemnities on substantially the same terms, (d) relating to funding by Diageo of the director’s expenditure on defending proceedings or doing of things enabling him to avoid incurring such expenditure where all other directors are being offered substantially the same arrangements, (e) relating to an offer of securities of Diageo or any of its subsidiaries in which the director participates or may participate as a holder of shares or other securities or in the underwriting, (f) relating to any contract in which the director is interested by virtue of the director’s interest in securities of Diageo or by reason of any other interest in or through Diageo, (g) concerning any other company (not being a company in which the director owns one per cent. or more) in which the director is a shareholder or an officer or is otherwise interested directly or indirectly, (h) relating to any contract concerning the adoption, modification or operation of a pension fund, superannuation or similar scheme or retirement, death or disability benefits scheme or employees’ share scheme which relates both to directors and employees of Diageo equally or any of its subsidiaries, (i) relating to any contract for the benefit of employees of Diageo or any of its subsidiaries under which the director benefits in a similar manner to the employees and which does not accord to any director any privilege or advantage not accorded to employees, and (j) relating to any insurance that Diageo purchases or maintains for its directors or any group of people, including directors.

Under Diageo’s articles of association, compensation awarded to executive directors may be decided by the board (subject to certain limitations contained therein). The remuneration committee is responsible for making recommendations to the board concerning matters relating to remuneration policy.

The directors are empowered to exercise all the powers of Diageo to borrow money, subject to the limitation that the aggregate amount of all net external borrowings by Diageo and its subsidiaries outstanding at any time shall not exceed an amount equal to twice the aggregate of Diageo’s share capital and reserves calculated in the manner prescribed in Diageo’s articles of association, unless sanctioned by an ordinary resolution of Diageo’s shareholders.

Directors are not required to hold any shares of Diageo as a qualification to act as a director.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

The ordinary shares of Diageo may be issued in the form of American depositary shares, or ADSs. Each Diageo ADS represents four ordinary shares of Diageo.

Citibank, N.A. is the depositary with respect to Diageo’s ADSs, which are evidenced by American depositary receipts, or ADRs. Each ADS represents an ownership interest in four ordinary shares deposited with the custodian, as agent of the depositary, under the deposit agreement among Diageo, the depositary and owners and beneficial owners of ADRs. Each ADS also represents any other securities, cash or other property which may be held by Citibank, N.A. as depositary.

The principal executive office of Citibank, N.A. and the office at which the ADRs will be administered is currently located at 388 Greenwich Street, New York, New York 10013, United States. Citibank, N.A. is a national banking association organized under the laws of the United States. The custodian will be Citibank, N.A. (London Branch) and its duties will be administered from its principal London office, currently located at Citigroup Centre, Canary Wharf, London, E14 5LB, United Kingdom.

You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Diageo will not treat ADR holders as shareholders and ADR holders will not have shareholder rights. English law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a holder of ADRs, you will have ADR holder rights, which are set out in the deposit agreement. The deposit agreement also sets out the rights and obligations of the depositary.

The following is a summary of the material terms of the deposit agreement. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire form of deposit agreement and the form of ADR, which contain the terms of the ADSs. Please see “Where You Can Find More Information About Us” for information on how you can obtain a copy of the deposit agreement. Copies of the deposit agreement are also available for inspection at the offices of the depositary.

Share Dividends and Other Distributions

Diageo may make various types of distributions with respect to its securities. The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of underlying ordinary shares that your ADSs represent.

Except as stated below, to the extent the depositary is legally permitted it will deliver such distributions to ADR holders in proportion to their interests in the following manner:

Cash. Upon receiving notice from Diageo that Diageo intends to distribute a cash dividend or other cash distribution, the depositary will establish a record date for such distribution. As promptly as practicable following the receipt of a cash dividend or other cash distribution from Diageo, the depositary will: (i) if at the time of receipt thereof any amounts received in a foreign currency can, in the judgment of the depositary, be converted on a practicable basis into U.S. dollars transferable into the United States, promptly convert or cause to be converted such cash dividend or cash distributions into U.S. dollars, (ii) if applicable, establish a record date for the distribution and (iii) distribute promptly such U.S. dollar amount, net of applicable fees, charges and expenses of the depositary and taxes withheld. The depositary shall distribute only such amount as can be distributed without attributing to any ADR holder a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to ADR holders entitled thereto. If the depositary cannot reasonably make such conversion or obtain any governmental approval or license necessary for the conversion, the depositary will hold any unconvertible foreign currency for your account without liability for any interest or, upon request, will distribute the foreign currency to you. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

•	Shares. Upon receiving notice from Diageo that Diageo intends to distribute a share dividend or free distribution of ordinary shares, the depositary will establish a record date for such distribution. The depositary will then either (i) deliver additional ADSs representing such ordinary shares, or (ii) if additional ADSs are not so distributed, take all actions necessary so that each ADS issued and outstanding after the ADS record date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional ordinary shares distributed, in each case net of applicable fees, charges and expenses of the depositary and taxes withheld. Only whole ADSs will be issued. Any ordinary shares which would result in fractional ADSs will be sold and the net proceeds will be distributed to the ADR holders entitled to them.

•	Rights to receive additional shares. Upon receiving notice from Diageo that Diageo intends to distribute rights to subscribe for additional ordinary shares or other rights and that Diageo wishes such rights to be made available to holders of ADSs, the depositary shall, after consultation with Diageo, have discretion as to the procedure for making such rights available to any ADR holders or in disposing of such rights on behalf of any ADR holders and making, as promptly as practicable, the net proceeds available to such ADR holders. If, by the terms of the offering of rights or for any other reason, the depositary may not either make such rights available to any ADR holders or dispose of such rights on behalf of any ADR holders and make the net proceeds available to such ADR holders, then the depositary shall allow such rights to lapse. If the depositary determines in its reasonable discretion that it is not lawful or practicable to make such rights available to all or certain ADR holders, if Diageo does not furnish such evidence or if the depositary determines it is not lawful or practicable to distribute such rights to all or some of the registered holders, the depositary may:

o	distribute such rights only to the holders to whom the depositary has determined such distribution is lawful and practicable;

o	if practicable, sell rights in proportion to the number of ADSs held by registered holders to whom the depositary has determined it may not lawfully or practicably make such rights available and distribute the net proceeds as cash; or

o	allow rights in proportion to the number of ADSs held by registered holders to whom the depositary has determined it may not lawfully or practicably make such rights available to lapse, in which case such registered holders will receive nothing.

Diageo has no obligation to file a registration statement under the Securities Act of 1933, as amended, in order to make any rights available to ADR holders.

•	Other Distributions. Upon receiving notice from Diageo that Diageo intends to distribute securities or property other than those described above and that Diageo wishes such rights to be made available to holders of ADSs, the depositary may distribute such securities or property in any manner it deems equitable and practicable. To the extent the depositary deems distribution of such securities or property not to be practicable, the depositary may, after consultation with Diageo, adopt any method that it reasonably deems to be equitable and practical, including but not limited to the sale of such securities or property and distribution of any net proceeds in the same way that cash is distributed.

The depositary may choose any practical method of distribution for any specific ADR holder, including the distribution of securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited property.

There can be no assurances that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period.

Deposit, Withdrawal and Cancellation

The depositary will deliver ADSs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian. In the case of the ADSs to be issued under a prospectus supplement, Diageo may arrange with the underwriters named therein to deposit such ordinary shares if and as provided in the prospectus supplement.

Ordinary shares deposited with the custodian must also be accompanied by certain documents, including (a) in the case of certificated shares, instruments showing that such ordinary shares have been properly transferred or endorsed and (b) in the case of book-entry shares, confirmation of book-entry transfer and recordation, in each case to the person on whose behalf the deposit is being made.

The custodian will hold all deposited ordinary shares for the account of the depositary. ADR holders thus have no direct ownership interest in the ordinary shares and have only such rights as are contained in the deposit agreement. The deposited shares and any other securities, property or cash received by the depositary or the custodian and held under the deposit agreement are referred to as deposited property.

Upon each deposit of ordinary shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue and deliver ADSs in the name of the person entitled thereto and, if applicable, issue ADRs evidencing the number of ADSs to which such person is entitled. ADRs will be delivered at the depositary’s principal office.

The depositary will make arrangements for the acceptance of ADSs for book-entry settlement through The Depository Trust Company, or DTC. All ADSs held through DTC will be registered in the name of Cede & Co., the nominee for DTC. Unless issued as uncertificated ADSs, the ADSs registered in the name of Cede & Co. will be evidenced by one or more receipt(s) in the form of a “Balance Certificate,” which will provide that it represents the aggregate number of ADSs from time to time indicated in the records of the depositary as being issued to DTC hereunder and that the aggregate number of ADSs represented thereby may from time to time be increased or decreased by making adjustments on such records of the depositary and of DTC or Cede & Co.

When you turn in your ADSs (and, if applicable, the ADRs evidencing the ADSs) at the depositary’s office, the depositary will, upon payment of certain applicable fees, charges and taxes, and upon receipt of proper instructions, deliver the underlying ordinary shares to you. At your risk, expense and request, the depositary will deliver (to the extent permitted by law) deposited property at the depositary’s principal office.

The depositary may restrict the withdrawal of deposited securities only in connection with:

•	temporary delays caused by closing Diageo’s transfer books or those of the depositary or the deposit of ordinary shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

•	the payment of fees, taxes and similar charges; or

•	compliance with any U.S. or foreign laws or governmental regulations relating to the ADSs or to the withdrawal of deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Voting Rights

If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the ordinary shares which underlie your ADRs. After receiving voting materials from Diageo, the depositary will, if Diageo asks it to, notify the ADR holders of any shareholder meeting or solicitation of consents for proxies. This notice will describe how you may, subject to English law and the provisions of Diageo’s articles of association, instruct the depositary to exercise the voting rights for the ordinary shares which underlie your ADSs. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will try, as far as practical, subject to English law and the provisions of Diageo’s articles of association, to vote or to have its agents vote the shares or other deposited securities as you instruct. The depositary will not vote or attempt to exercise the right to vote that attaches to the shares or other deposited securities, other than in accordance with your instructions or deemed instructions. If the depositary does not receive instructions from you on or before the specified date and voting is by poll, the depositary will deem you to have instructed it to give a discretionary proxy to a person designated by Diageo to vote such deposited securities.

However, we cannot assure you that you will receive our voting materials in time for you to give the depositary instructions to vote any deposited securities. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions to vote the deposited securities, if, for example, the instructions are not received in time to vote the amount of the deposited securities or if English or other applicable laws prohibit such voting.

Notwithstanding anything contained in the deposit agreement or any ADR, the depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of deposited securities, distribute to ADR holders a notice that provides ADR holders with, or otherwise publicizes to ADR holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

Notwithstanding anything else contained in the deposit agreement or any ADR, the depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of deposited securities if the taking of such action would violate applicable U.S. laws. Diageo has agreed to take any and all actions reasonably necessary and as permitted by English law to enable ADR holders and beneficial owners to exercise the voting rights accruing to the deposited securities.

Record Dates

The depositary may fix record dates for the determination of the ADR holders who will be:

•	entitled to receive a dividend, distribution or rights, or

•	entitled to give instructions for the exercise of voting rights at a meeting of holders of ordinary shares or other deposited securities subject to the limitations discussed under “—Voting Rights” above, all subject to the provisions of the deposit agreement.

Reports and Other Communications

The depositary will make available for inspection by ADR holders any reports and communications from Diageo that are both received by the depositary as holder of deposited property and made generally available by Diageo to the holders of deposited property. Upon the request of Diageo, the depositary will send to you copies of reports furnished by Diageo pursuant to the deposit agreement.

Fees and Expenses

Pursuant to the deposit agreement, ADR holders may be required to pay various fees to the depositary, and the depositary may refuse to provide any service for which a fee is assessed until the applicable fee has been paid. In particular, the depositary, under the terms of the deposit agreement, shall charge a fee of up to $5.00 per 100 ADSs (or fraction thereof) relating to the issuance of ADSs; delivery of deposited securities against surrender of ADSs; distribution of cash dividends or other cash distributions (i.e. sale of rights and other entitlements); distribution of ADSs pursuant to stock dividends or other free stock distributions, or exercise of rights to purchase additional ADSs; distribution of securities other than ADSs or rights to purchase additional ADSs (i.e. spin-off shares); and depositary services.

In addition, ADR holders may be required under the deposit agreement to pay the depositary (i) taxes (including applicable interest and penalties) and other governmental charges; (ii) registration fees; (iii) certain cable, telex, and facsimile transmission and delivery expenses; (iv) the expenses and charges incurred by the depositary in the conversion of foreign currency; (v) such fees and expenses as are incurred by the depositary in connection with compliance with exchange control regulations and other regulatory requirements; and (vi) the fees and expenses incurred by the depositary, the custodian, or any nominee in connection with the servicing or delivery of ADSs. The depositary may (i) withhold dividends or other distributions or sell any or all of the ordinary shares underlying the ADSs in order to satisfy any tax or governmental charge and (ii) deduct from any cash distribution the applicable fees and charges of, and expenses incurred by, the depositary and any taxes, duties or other governmental charges on account.

Payment of Taxes

ADR holders must pay any tax or other governmental charge payable by the custodian or the depositary on any ADSs or ADRs (as applicable), deposited property or distribution. If an ADR holder owes any tax or other governmental charge with respect to ADRs, the depositary may deduct the amount thereof from any cash distributions, or sell deposited property and deduct the amount owing from the net proceeds of such sale. In either case the ADR holder remains liable for any shortfall. Additionally, if any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of deposited securities or withdrawal of deposited property (except under limited circumstances mandated by securities regulations). If any tax or governmental charge is required to be withheld on any non-cash distribution, the depositary may sell the distributed property or securities to pay such taxes and distribute any remaining net proceeds to the ADR holders entitled to them. ADR holders agree to indemnify the depositary, Diageo, the custodian, and any of their affiliates for any claims with respect to taxes arising from any tax benefit obtained for such ADR holders.

Reclassifications, Recapitalizations and Mergers

If Diageo takes actions that affect the deposited securities, including any change in par value, split-up, consolidation or other reclassification of deposited securities or any recapitalization, reorganization, merger, consolidation, sale of assets or other similar action, then the depositary may, and will if Diageo asks it to:

•	distribute additional or amended ADRs;

•	distribute cash, securities or other property it has received in connection with such actions; or

•	sell any securities or property received and distribute the proceeds as cash.

If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited property and each ADS will then represent a proportionate interest in such property.

Amendment and Termination

Diageo may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. ADR holders must be given at least 30 days’ notice of any amendment that imposes or increases any fees or charges (except for taxes and other charges specifically payable by ADR holders under the deposit agreement), or affects any substantial existing right of ADR holders. If an ADR holder continues to hold ADRs when an amendment has become effective such ADR holder is deemed to agree to such amendment.

No amendment will impair your right to surrender your ADSs and receive the underlying securities except to comply with mandatory provisions of applicable law.

The depositary will terminate the deposit agreement if Diageo asks it to do so. The depositary may also terminate the deposit agreement if the depositary has told Diageo that it would like to resign and Diageo has not appointed a new depositary bank within 180 days. In either case, the depositary must notify you at least 90 days before termination. After termination, the depositary’s only responsibility will be (i) to advise you that the deposit agreement is terminated, (ii) to collect distributions on the deposited securities (iii) to sell rights and other property, and (iv) to deliver ordinary shares and other deposited securities upon cancellation of the ADRs. At any time from the termination date, the depositary may sell the deposited property which remains and hold the net proceeds of such sales and any other cash it is holding under the deposit agreement, without liability for interest, for the pro rata benefit of ADR holders who have not yet surrendered their ADRs. After making such sale, the depositary shall have no obligations except to account for such proceeds and other cash. The depositary will not be required to invest such proceeds or pay interest on them.

Limitations on Obligations and Liability to ADR Holders

The deposit agreement expressly limits the obligations and liability of the depositary, Diageo and their respective agents. Neither Diageo nor the depositary assumes any obligation nor shall either of them be subject to any liability under the deposit agreement to any ADR holder, except that they each agree to perform their respective obligations specifically set forth in the deposit agreement without negligence or bad faith. Neither Diageo nor the depositary will be liable if:

•	law, regulation, the provisions of or governing any deposited securities, act of God, war or other circumstance beyond its control shall prevent, delay or subject to any civil or criminal penalty any act which the deposit agreement or the ADRs provide shall be done or performed by it;

•	it exercises or fails to exercise discretion permitted under the deposit agreement or the ADR;

•	it performs its obligations specifically set forth in the deposit agreement without negligence or bad faith; or

•	it takes any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting ordinary shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information.

In the deposit agreement, Diageo agrees to indemnify Citibank, N.A. for acting as depositary, except for losses caused by Citibank, N.A.’s own negligence or bad faith, and Citibank, N.A. agrees to indemnify Diageo for losses resulting from its negligence or bad faith.

The depositary will not be responsible for failing to carry out instructions to vote the deposited securities or for the manner in which the deposited securities are voted or the effect of the vote.

The depositary may own and deal in deposited securities and in ADSs.

Neither Diageo nor the depositary nor any of their respective directors, employees, agents or affiliates shall incur any liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

Disclosure of Interests

Diageo may request that you provide such information as it may request in a notice pursuant to the Companies Act, as described above under “Description of Ordinary Shares—Disclosure of Interests in Diageo’s Shares”. In addition, you must comply with the provisions of the Companies Act with regard to the notification to Diageo of interests in Diageo’s shares, as described above under “Description of Ordinary Shares—Disclosure of Interests in Diageo’s Shares”.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of deposited property, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charge and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to issue ADSs or register transfers of ADSs generally if the register for ADSs or any deposited securities are closed or at any time or if the depositary or Diageo thinks it advisable to do so.

Books of Depositary

The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADSs and, if applicable, ADRs evidencing such ADSs. You may inspect such records at such office during regular business hours, but solely for the purpose of communicating with other holders in the interest of business matters relating to the deposit agreement.

The depositary will maintain facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time when the depositary considers it expedient to do so.

Governing Law

The deposit agreement and the ADRs shall be interpreted and all rights and provisions thereof are governed by the laws of the State of New York. Notwithstanding anything contained in the deposit agreement, any ADR or any present or future provisions of the laws of the State of New York, the rights of ADR holders and the obligations and duties of Diageo in respect of the holders of ADR holders shall be governed by the laws of England and Wales (or, if applicable, such other laws as may govern the deposited securities).

CLEARANCE AND SETTLEMENT

Securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Depository Trust Company, or DTC, in the United States, Clearstream Banking S.A. (“Clearstream, Luxembourg”) in Luxembourg and Euroclear Bank SA/NV, (“Euroclear”), in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Global securities will be registered in the name of a nominee for, and accepted for settlement and clearance by, one or more of, Euroclear, Clearstream, Luxembourg, DTC and any other clearing system identified in the applicable prospectus supplement.

Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

The policies of DTC, Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investors’ interests in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

Clearstream, Luxembourg and Euroclear hold interests on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which, in the case of securities for which a global security in registered form is deposited with DTC, in turn hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Neither we nor the trustee nor any of our or its agents has any responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. Neither we nor the trustee nor any of our or its agents has any responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. Neither we nor the trustee nor any of our or its agents has any supervisory overview of these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that DTC, Clearstream, Luxembourg, Euroclear and their participants are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC

DTC has previously advised us as follows:

•	DTC is:

o	a limited purpose trust company organized under the laws of the State of New York;

o	a “banking organization” within the meaning of New York Banking Law;

o	a member of the Federal Reserve System;

o	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

o	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

•	DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

•	DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream, Luxembourg

Clearstream, Luxembourg has previously advised us as follows:

•	Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•	Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry transfers between the accounts of its customers. This eliminates the need for physical movement of certificates.

•	Clearstream, Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

•	Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

•	Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear

Euroclear has previously advised us as follows:

•	Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Financial Services and Markets Authority (L’Autorité des Services et Marchés Financiers) and the National Bank of Belgium (Banque Nationale de Belgique).

•	Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

•	Euroclear provides other services to its customers, including credit, custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several countries.

•	Euroclear customers include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and may include certain other professional financial intermediaries.

•	Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers.

•	All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems

We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of the securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.

Clearance and Settlement Procedures—DTC

DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System, or such other procedures as are applicable for other securities.

Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream, Luxembourg

We understand that investors that hold their securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System for debt securities, or such other procedures as are applicable for other securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream, Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

Trading Between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser

A purchaser of securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the securities either against payment or free of payment.

The interests in the securities will be credited to the relevant clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

You should be aware that investors will be able to make and receive deliveries, payments and other communications involving the securities through Clearstream, Luxembourg and Euroclear only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of the securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

TAXATION

United States Taxation

U.S. Federal Income Taxation of Debt Securities

The following is a general discussion of the material U.S. federal income tax consequences of the ownership and disposition of certain debt securities issued under this prospectus (“debt securities”). This discussion applies to you only if you:

•	purchase the debt securities in their initial offering at their “issue price,” which will equal the first price at which a substantial amount of the debt securities is sold to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and

•	hold the debt securities as capital assets for U.S. federal income tax purposes.

Subject to any additional discussions in the applicable prospectus supplement, it is expected, and the discussion below assumes, that the issue price of a debt security is equal to its stated issue price indicated in the applicable prospectus supplement.

The discussion applies only to debt securities that (i) pay at maturity an amount equal to or in excess of the issue price and (ii) bear interest either at a single fixed rate, or at a single floating rate plus a spread if variations in the value of the floating rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt securities are denominated. This discussion does not apply to debt securities (i) the interest on or principal of which is payable in, or determined by reference to, one or more currencies other than the U.S. dollar or (ii) that mature (after taking into account the last possible date that the debt securities could be outstanding under their terms) one year or less, or more than thirty years, from their issue date. The U.S. federal income tax treatment of other debt securities not described herein will be addressed in the applicable prospectus supplement.

This discussion is subject to any additional or alternative discussion regarding U.S. federal income taxation contained in the applicable prospectus supplement. Accordingly, you should also consult the applicable prospectus supplement for any additional discussion of U.S. federal income taxation with respect to the specific debt securities offered thereunder.

This discussion does not address non-income tax (such as the U.S. federal gift and estate tax), state, local or non-U.S tax considerations. In addition, this discussion does not describe any Medicare tax or minimum tax consequences, any special tax accounting rules under Section 451 of the Internal Revenue Code of 1986, as amended (the “Code”), or tax consequences that may be relevant to you in light of your particular circumstances or if you are subject to special rules, such as if you are:

•	a financial institution;

•	an insurance company;

•	a dealer or trader in securities that uses a mark-to-market method of accounting;

•	holding debt securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•	a U.S. Holder (as defined below) whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	a U.S. Holder holding debt securities in connection with a trade or business conducted outside the United States,

•	a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes;

•	a regulated investment company;

•	a real estate investment trust; or

•	a tax-exempt entity, an “individual retirement account” or a “Roth IRA.”

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds a debt security, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the debt securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal income tax consequences of holding and disposing of a debt security to you.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal, state, local and non-U.S. tax consequences of the ownership and disposition of our debt securities in light of your particular circumstances.

This discussion assumes that no U.K. or other non-U.S. taxes will be imposed on payments on or with respect to the debt securities or on their disposition. You should consult your tax adviser regarding the tax consequences if any such taxes were imposed (including your ability to claim foreign tax credit or a deduction with respect thereto and any applicable limitations).

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. You are a “U.S. Holder” if you are, for U.S. federal income tax purposes, a beneficial owner of debt securities and:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Source of Payments. Interest income (including original issue discount, if any) on debt securities issued by Diageo Investment, and any payments by Diageo plc under its guarantee of debt securities issued by Diageo Investment, will be treated as U.S.-source income.

Interest income (including original issue discount, if any) on debt securities issued by Diageo or Diageo Capital, and any payments by Diageo under its guarantee of debt securities issued by Diageo Capital, will be treated as foreign-source income, which may be relevant in calculating your foreign tax credit limitation. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income.

Payments of Stated Interest. Subject to the discussion below, stated interest paid on a debt security (including any U.K. tax withheld, if any, and any additional amounts related thereto) will be taxable to you as ordinary interest income at the time it accrues or is received in accordance with your method of accounting for U.S. federal income tax purposes.

Discount Notes. A debt security that is issued at an issue price less than its “stated redemption price at maturity” will be considered to have been issued with original issue discount for U.S. federal income tax purposes (and will be referred to in this discussion as a “discount note”) unless the debt security satisfies a de minimis threshold (as described below). The amount of original issue discount on a discount note will be equal to the excess of the “stated redemption price at maturity” over the issue price. The “stated redemption price at maturity” of a debt security equals the sum of all payments required under the debt security other than payments of “qualified stated interest.” “Qualified stated interest” is stated interest unconditionally payable as a series of payments (other than debt instruments of the issuer) at least annually during the entire term of the debt security and equal to the outstanding principal balance of the debt security multiplied by the stated interest.

A debt security will not be considered to have original issue discount if the difference between the debt security’s stated redemption price at maturity and its issue price is less than a de minimis amount, defined by applicable Treasury regulations as ¼ of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity, or, in the case of an installment obligation (as defined by applicable Treasury regulations), the weighted average maturity. The weighted average maturity is the sum of the following amounts determined for each payment under the debt security other than a payment of qualified stated interest: (i) the number of complete years from the issue date of the debt security until the payment is made multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the debt security’s stated redemption price at maturity.

You will be required to include any qualified stated interest payments with respect to discount notes in income in accordance with your method of accounting for U.S. federal income tax purposes. You will be required to include original issue discount in respect of discount notes in income for U.S. federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest, without regard to the timing of the receipt of cash payments attributable to this income. Under this method, you generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

You may make an election to include in gross income all interest that accrues on any debt security (including stated interest, original issue discount and de minimis original issue discount, as adjusted by any amortizable bond premium) in accordance with a constant yield method based on the compounding of interest (a “constant yield election”). Such election may be revoked only with the permission of the Internal Revenue Service (the “IRS”).

Amortizable Bond Premium. If you purchase a debt security for an amount that is greater than the sum of all amounts payable on the debt security other than qualified stated interest, you will be considered to have purchased the debt security with amortizable bond premium equal to such excess. You may generally use the amortizable bond premium allocable to an accrual period to offset qualified stated interest required to be included in your income with respect to the debt security in that accrual period.If you elect to amortize bond premium, you must reduce your tax basis in the debt security by the amount of the premium previously amortized. Special rules may impose limitations on your ability to utilize amortizable bond premium during certain accrual periods during which the debt securities are subject to optional redemption. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by you and may be revoked only with the consent of the IRS.

If you make a constant yield election (as described under “—Discount Notes” above) for a debt security with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of your debt instruments with amortizable bond premium and may be revoked only with the permission of the IRS with respect to debt instruments acquired after revocation.

Sale, Exchange or Retirement of the Debt Securities. Upon the sale, exchange or retirement of a debt security, you will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and your adjusted tax basis in the debt security. For these purposes, the amount realized does not include any amount attributable to accrued but unpaid qualified stated interest. Amounts attributable to accrued but unpaid qualified stated interest are treated as interest as described under “—Payments of Stated Interest” above.

Your adjusted tax basis in a debt security will equal the cost of the debt security to you, increased by the amounts of any original issue discount previously included in your income with respect to the debt security and reduced by any amortized bond premium, any principal payments you received and, in the case of a discount note, by the amounts of any other payments that do not constitute qualified stated interest (as defined above).

Gain or loss realized on the sale, exchange or retirement of a debt security will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement you have held the debt security for more than one year, and short-term capital gain or loss otherwise. Long term capital gains of non-corporate U.S. Holders are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting. Backup withholding may apply in respect of payments on the debt securities and the payment of proceeds from a sale or other disposition of the debt securities, unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns may be filed with the IRS in respect of payments on the debt securities and the payment of proceeds from a sale or other disposition of the debt securities, unless you provide proof of an applicable exemption from the information reporting rules.

Foreign Financial Asset Reporting. If you are an individual or one of certain specified entities, you may be required to report to the IRS certain information relating to your non-U.S. debt securities or non-U.S. financial accounts through which the debt securities may be held. You should consult your tax adviser regarding your reporting obligations with respect to the debt securities.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. You are a “Non-U.S. Holder” if you are, for U.S. federal income tax purposes, a beneficial owner of debt securities and:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign estate or trust.

You are not a “Non-U.S. Holder” if you are any of the following:

•	an individual present in the United States for 183 days or more in the taxable year of disposition and not otherwise a resident of the United States for U.S. federal income tax purposes;

•	a former citizen or resident of the United States; or

•	a person for whom income or gain in respect of the debt securities is effectively connected with the conduct of a trade or business in the United States.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the debt securities if any of the foregoing apply to you.

Payments on the Debt Securities. Subject to the discussion below under “—Backup Withholding and Information Reporting” and “FATCA,” if you are a Non-U.S. Holder you will not be subject to U.S. federal income or withholding tax in respect of amounts paid (including original issue discount, if any) on a debt security, provided that, in the case of debt securities issued by Diageo Investment:

•	you are not treated as owning under attribution rules ten percent or more of the total combined voting power of all classes of Diageo Investment stock entitled to vote;

•	you are not a controlled foreign corporation related, directly or indirectly, to Diageo Investment through stock ownership;

•	you are not a bank receiving interest under Section 881(c)(3)(A) of the Code; and

•	you have fulfilled the certification requirement described below.

If you do not satisfy any of the requirements described above, payments of interest (including original issue discount, if any, and any amounts attributable to accrued interest) to you on the debt securities will generally be subject to withholding tax at a rate of 30%, or a lower rate specified by an applicable treaty.

Certification Requirement. The certification requirement referred to in the preceding paragraph will be fulfilled if you (or a financial institution holding the debt security on your behalf) furnish to the applicable withholding agent an applicable IRS Form W-8 on which you certify under penalties of perjury that you are not a U.S. person.

Sale, Exchange or Retirement of the Debt Securities. Subject to the discussions below under “—Backup Withholding and Information Reporting” and “FATCA,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale, exchange or retirement of a debt security, although any amounts attributable to accrued interest on debt securities issued by Diageo Investment will be treated as described above under “—Payments on the Debt Securities.”

Backup Withholding and Information Reporting. Information returns will generally be filed with the IRS in respect of payments on the debt securities issued by Diageo Investment. Information returns may also be filed with the IRS in connection with payment on a debt security issued by Diageo or Diageo Capital, or of proceeds from a sale or other disposition of a debt security issued by any of the issuers, unless you are a person of a type that is exempt from information reporting (and if required, establish your exempt status). Unless you comply with certification procedures to establish that you are not a U.S. person, you may be subject to backup withholding on such reportable payments. Compliance with the certification procedures required to claim the exemption from withholding tax on interest (including original issue discount, if any) described above under “—Certification Requirement” will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” and Treasury regulations promulgated thereunder generally impose a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and an applicable  non-U.S. jurisdiction may modify these requirements.

FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”), such as the debt securities issued by Diageo Investment. Withholding (if applicable) applies to any payment of amounts treated as U.S.-source FDAP income on the debt securities and to any payment of gross proceeds of the disposition (including upon retirement) of debt securities treated as providing for U.S.-source FDAP income. However, under proposed Treasury regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization) no withholding will apply to payments of gross proceeds (other than amounts treated as interest or other FDAP income). If withholding applies to the debt securities, neither the relevant issuer nor the guarantor will be required to pay any additional amounts with respect to amounts withheld. You should consult your tax adviser regarding the potential application of FATCA to the debt securities.

With respect to debt securities issued by non-U.S. issuers, such as Diageo or Diageo Capital, FATCA withholding may apply to “foreign passthru payments” (which are not yet defined). However, under the proposed Treasury regulations mentioned above, no withholding will apply to “foreign passthru payments” prior to the date that is two years after the date on which final regulations defining “foreign passthru payments” are published in the U.S. Federal Register. Additionally, debt securities issued by non-U.S. issuers on or prior to the date that is six months after the date on which final regulations defining “foreign passthru payments” are filed with the U.S. Federal Register generally would be “grandfathered” for purposes of FATCA withholding unless materially modified after such date.

United States Taxation of Warrants, Purchase Contracts, Units, Shares and ADSs

A prospectus supplement will describe, if applicable, the U.S. federal income tax consequences of your ownership of warrants, purchase contracts, units, shares and/or ADSs and any equity or debt securities issued together with any or all of them.

United Kingdom Taxation

United Kingdom Taxation of Shares and ADSs

The following summary describes certain UK tax consequences of the acquisition, ownership and disposal of shares or ADSs issued by Diageo, but it does not purport to be a comprehensive description of all of the UK tax considerations that may be relevant to a decision to acquire such securities. It is the opinion of Slaughter and May, English counsel to Diageo. The summary is based on current UK tax legislation, the current practice of His Majesty’s Revenue and Customs (“HMRC”) and the terms of the UK/U.S. double taxation treaty (the “Treaty”), as appropriate, in each case as at the latest practicable date before the date of this document, all of which are subject to change at any time (possibly with retrospective effect).

The summary only applies to persons who are the absolute beneficial owners of their shares or ADSs and assumes that holders of ADRs will be treated as beneficial holders of the underlying ordinary shares. The summary applies to persons who are treated as resident in the UK for the purposes of UK tax law, but not, save where expressly stated otherwise, those to whom special rules relating to residence apply (including qualifying new residents, temporary non-residents or those to whom “split year” treatment applies). Such persons should consult their own professional advisors. Further, this summary may not apply to special classes of shareholders or ADR holders, such as dealers in securities. Prospective purchasers of the shares or ADSs should consult their own tax advisers as to the UK, U.S. or other tax consequences of the acquisition, ownership and disposition of shares or ADSs in their particular circumstances, including the applicability and effect of the Treaty and any tax provision particular to their circumstances.

Please consult your own tax adviser concerning the consequences of acquiring, owning and disposing of these securities in your particular circumstances under UK law and the laws of any other taxing jurisdiction.

Taxation of chargeable gains

UK residents

A disposal (or deemed disposal) of shares or ADSs by (respectively) a shareholder or ADR holder who is resident for tax purposes in the UK may, depending on that shareholder’s or ADR holder’s particular circumstances, and subject to any available exemption or relief, give rise to a chargeable gain or an allowable loss for the purposes of UK taxation of chargeable gains.

Individuals temporarily non-resident in the UK

An individual shareholder or ADR holder who ceases to be resident for tax purposes in the UK or starts to be regarded as non-resident for the purposes of a relevant double taxation treaty (“Treaty Non-Resident”) but then resumes residence in the UK or, as the case may be, ceases to be regarded as Treaty Non-Resident, before five complete tax years have passed may be liable to UK capital gains tax (subject to any available exemption or relief) on a disposal of his or her shares or ADSs.

Non-UK resident persons

Subject to the provisions set out above in relation to temporary non-residents, shareholders or ADR holders who are not resident for tax purposes in the UK will not normally be liable for UK tax on chargeable gains unless they carry on a trade, profession or vocation in the UK through a permanent establishment, branch or agency in the UK in connection with which the shares or ADSs are used, held or acquired, in which case such shareholder or ADR holder might, depending on their specific circumstances, be liable to UK tax on chargeable gains on any disposal (or deemed disposal) of shares or ADSs.

Taxation of dividends

Diageo will not be required to withhold tax at source when paying a dividend. The amount of any liability to tax on receipt of dividends paid by Diageo will depend on the particular circumstances of the shareholder or ADR holder.

Individuals within the charge to UK Income Tax

All dividends received by an individual shareholder or ADR holder who is within the charge to UK income tax will, except to the extent that they are earned through an ISA, self-invested pension plan or other regime which exempts the dividends from tax, form part of that individual’s total income for UK income tax purposes and will represent the highest part of that income.

A nil rate of income tax applies to the first specified amount of taxable dividend income received by an individual shareholder in a tax year (the “Nil Rate Amount”), regardless of what tax rate would otherwise apply to that dividend income. The Nil Rate Amount for the 2025/2026 UK tax year is £500.

Any taxable dividend income received by an individual shareholder in a tax year in excess of the Nil Rate Amount will be subject to income tax at special rates, which are currently:

•	at the rate of 8.75%, to the extent that the relevant dividend income falls below the threshold for the higher rate of income tax;

•	at the rate of 33.75%, to the extent that the relevant dividend income falls above the threshold for the higher rate of income tax but below the threshold for the additional rate of income tax; and

•	at the rate of 39.35%, to the extent that the relevant dividend income falls above the threshold for the additional rate of income tax.

In determining whether and, if so, to what extent the relevant dividend income falls above or below the threshold for the higher rate of income tax or, as the case may be, the additional rate of income tax, the individual’s total taxable dividend income for the tax year in question (including the part within the Nil Rate Amount) will, as noted above, be treated as the highest part of that individual’s total income for income tax purposes.

Shareholders or ADR holders within the charge to UK Corporation Tax

A shareholder or ADR holder within the charge to corporation tax which is a “small company” (for the purposes of UK taxation of dividends) will not generally be subject to UK tax on dividends received from Diageo.

Other shareholders or ADR holders within the charge to corporation tax will not be subject to UK tax on dividends from Diageo so long as the dividends fall within an exempt class and certain conditions are met. Dividends paid on non-redeemable shares that do not carry any present or future preferential rights to dividends or to the relevant company’s assets on its winding up, and dividends paid to a person holding less than 10% of the issued share capital of the payer (or any class of that share capital), are examples of dividends that should fall within an exempt class.

Non-UK resident persons

In general, holders of shares or ADRs who are not resident for tax purposes in the UK and who receive a dividend from Diageo will not have any UK tax to pay in respect of the dividend unless they carry on a trade, profession or vocation in the UK through a permanent establishment, branch or agency in the UK in connection with which the shares or ADSs are used, held or acquired, in which case such shareholder or ADR holder might, depending on their specific circumstances, be liable to UK tax in respect of the dividend.

Stamp duty and stamp duty reserve tax

Subject to the comments below regarding clearance services and depositary receipt issuers, no stamp duty or stamp duty reserve tax (“SDRT”) will apply on the issue of shares by Diageo.

Any instrument (such as a stock transfer form) effecting a transfer on sale of Diageo shares will generally be subject to UK stamp duty. Subject to the discussion below regarding the circumstances in which a higher rate of 1.5% may apply, the instrument of transfer will generally be liable to UK stamp duty at the rate of 0.5% of the consideration paid (rounded up to the next multiple of £5). However, stamp duty generally will not apply where the amount or value of the consideration for the transfer is £1,000 or less and this is certified on the instrument of transfer. This exemption for low value transactions does not apply to a transfer to the extent it is part of a larger transaction or series of transactions where the aggregate consideration for all of those transactions exceeds the £1,000 cap. Stamp duty is usually the liability of the purchaser or transferee of the shares.

In addition (and again subject to the discussion below about the 1.5% charge), an unconditional agreement to transfer such shares will be subject to SDRT, generally at the rate of 0.5% of the consideration paid. Whilst SDRT may in certain circumstances apply in addition to stamp duty in relation to the same transaction, the SDRT liability will be cancelled, or, if already paid, may be refunded, if the agreement to transfer shares is completed by an instrument of transfer which is duly stamped within six years of the agreement having become unconditional. SDRT is normally the liability of the purchaser or transferee of the shares.

Where a holder of shares transfers such shares to a depositary receipt issuer or to a person providing clearance services (or their nominee or agent), a liability UK stamp duty or SDRT at a rate of up to 1.5% (rounded up to the next multiple of £5 in the case of stamp duty) of the amount or value of the consideration for the transfer, or the value of the shares may arise, unless an exemption applies.  A transfer in the course of certain capital-raising arrangements or qualifying listing arrangements should be exempt. Specific professional advice should be sought before effecting such a transfer.

Transfers of ADRs which evidence Diageo’s ADSs should not be subject to UK stamp duty or SDRT.

Transfers of securities within a clearance service should not give rise to UK stamp duty or SDRT provided that no instrument of transfer is entered into and provided that the clearance service has not made an election under section 97A Finance Act 1986.

If any ADSs are cancelled with the ordinary shares that they represent being transferred to the ADR holder, no liability for UK stamp duty or SDRT should arise.

United Kingdom Taxation of Warrants, Purchase Contracts and Units

A prospectus supplement will describe, if applicable, the material UK tax consequences of your ownership of warrants, purchase contracts and/or units and any equity or debt securities issued together with the warrants, purchase contracts and/or units.

United Kingdom Taxation of Debt Securities

The following summary describes certain UK tax implications of acquiring, holding or disposing of debt securities issued by Diageo, Diageo Capital or Diageo Investment, but it does not purport to be a comprehensive description of all of the UK tax considerations that may be relevant to a decision to acquire such securities. It is the opinion of Slaughter and May, English counsel to Diageo. The summary is based on current UK tax legislation, current HMRC practice and the terms of the Treaty (as defined above), as appropriate, in each case as at the latest practicable date before the date of this document, all of which are subject to change at any time (possibly with retrospective effect). The summary relates only to the position of persons who are absolute beneficial owners of the debt securities and does not deal with the position of certain classes of holders of debt securities, such as dealers in securities and those who are treated as non-domiciled and resident in any part of the UK for the purposes of UK tax law. The summary does not generally apply to certain types of debt securities which may be subject to special rules, such as discounted securities, convertible securities and variable rate securities.

Please consult your own tax adviser concerning the consequences of acquiring, owning and disposing of these debt securities in your particular circumstances under UK law and the laws of any other taxing jurisdiction.

Payments

Payments of principal and interest, including any amounts in respect of any redemption premium or original issue discount, on debt securities issued by Diageo Investment will not be subject to withholding or deduction for or on account of UK taxation provided they do not have a UK source (otherwise such payments will be subject to the rules in the following paragraphs).

Payments of principal on the debt securities issued by Diageo or Diageo Capital in accordance with the procedures described under “Description of Debt Securities and Guarantees—Additional Mechanics—Payment and Paying Agents” will generally not be subject to any withholding or deduction for or on account of UK taxation.

Payments of interest on debt securities issued by Diageo or Diageo Capital may be made without withholding or deduction for or on account of UK income tax so long as such debt securities carry a right to interest and are either listed on a “recognised stock exchange” within the meaning of Section 1005 of the Income Tax Act 2007, or are admitted to trading on a “multilateral trading facility operated by a regulated recognised stock exchange” within the meaning of Section 987 of the Income Tax Act 2007. The London Stock Exchange and the New York Stock Exchange are “recognised stock exchanges” for these purposes. On the basis of the relevant legislation and HMRC’s published interpretation thereof, securities are “listed” on a recognised stock exchange for these purposes if they are admitted to trading on that exchange and are included in the official UK list or are officially listed in a qualifying country outside the UK (i.e. a country in which there is a recognised stock exchange) in accordance with provisions corresponding to those generally applicable in European Economic Area states.

Payments of interest on debt securities issued by Diageo or Diageo Capital may also be made without withholding or deduction for or on account of UK income tax if the maturity of the relevant debt security is less than one year from the date of issue and the debt security is not issued under or becomes subject to arrangements the effect of which is to render such debt security part of a borrowing with a total term of one year or more.

In all other cases, payments of interest on debt securities issued by Diageo or Diageo Capital will generally be made after deduction of UK income tax at the basic rate, which is currently 20%. This is subject to any relief under any applicable double taxation treaty (such as the Treaty) or any other exemption which may apply. Where it is necessary to rely on a double taxation treaty (such as the Treaty) in order to make a payment of interest to a given holder of a debt security without deduction of UK income tax, a prior application to HMRC for a direction to pay without withholding is required. In practice it may not be possible to obtain such a direction. Where interest has been paid subject to a deduction of UK income tax, holders who are not resident in the UK (including certain holders who are tax resident in the United States) may be able to recover all or part of the tax deducted under a double tax treaty (such as the Treaty) provided that the applicable formalities are complied with.

Where debt securities are issued by Diageo or Diageo Capital at an issue price of less than 100% of their principal amount, any payments in respect of the accrued discount element on such debt securities will not generally be subject to any withholding or deduction for or on account of UK income tax, provided they do not constitute payments in respect of interest.

Where debt securities are issued by Diageo or Diageo Capital with a redemption premium (as opposed to being issued at a discount) then any such element of premium may constitute a payment of interest and, if so, may be subject to UK withholding tax as outlined in the preceding paragraphs.

Interest will not generally be assessed to UK tax by direct assessment in the hands of a person who is not resident for tax purposes in the UK unless that person carries on a trade, profession or vocation in the UK through a permanent establishment, branch or agency in the UK in connection with which the interest is received or to which those debt securities are attributable. There are certain exceptions for interest received by certain categories of agents.

Guarantee Payments

If Diageo makes any payments under the guarantee in respect of interest on the debt securities (or other amounts due on the debt securities, other than payments in respect of principal) such payments may be subject to deduction of UK income tax at the basic rate (currently 20%) subject to any available relief under an applicable double taxation treaty or to any other exemption which may apply. Such payments by Diageo may not be eligible for the exemptions described in the paragraph entitled “Payments” above.

Provision of Information

HMRC have powers to obtain information, including in relation to interest or payments treated as interest and payments derived from securities. This may include details of the beneficial owners of the debt securities (or the persons for whom the debt securities are held), details of the persons to whom payments derived from the debt securities are or may be paid and information in connection with transactions relating to the debt securities. Information obtained by HMRC may be provided to tax authorities in other countries.

Disposal (including Redemption)

A holder of debt securities who is not resident for tax purposes in the UK will not generally be liable to UK taxation in respect of a disposal (including redemption) of a debt security, any gain accrued in respect of a debt security or any change in the value of a debt security. This will be the case unless, at the time of the disposal, the holder carries on a trade, profession or vocation in the UK through a permanent establishment, branch or agency in the UK and the debt security was used in or for the purposes of the trade, profession or vocation, or used or held for the purposes of the permanent establishment, branch or agency, or acquired for use by or for the purposes of the permanent establishment, branch or agency.

In general, a holder who is within the charge to UK corporation tax will be treated for tax purposes as realizing profits, gains or losses in respect of the debt securities on a basis which is broadly in accordance with their statutory accounting treatment so long as that accounting treatment is in accordance with generally accepted accounting practice as defined for UK tax purposes.

If the holder is within the charge to UK capital gains tax, they may, subject to the availability of any reliefs or exemptions, have to account for capital gains tax in respect of any gains arising on a disposal of a debt security, unless the debt security is a “qualifying corporate bond” within the meaning of section 117 of the Taxation of Chargeable Gains Act 1992. If this is the case, neither chargeable gains nor allowable losses will, subject to the individual’s circumstances, arise on a disposal of the debt securities for the purposes of taxation of chargeable gains.

If a holder is within the charge to UK income tax and holds a debt security which is a “deeply discounted security” the profits and losses realised by the holder on the disposal of that debt security may be taxed as income. A debt security is a “deeply discounted security” if, broadly, the redemption amount exceeds the issue price by more than 0.5% of the redemption amount multiplied by the number of years to redemption (or greater than 15% of the redemption amount where the security’s projected life exceeds 30 years).

The provisions of the accrued income scheme (the “AIS”) may apply to certain holders who are within the charge to UK income tax, in relation to a transfer of the debt securities. On a transfer of securities with accrued interest the AIS usually applies to deem the transferor to receive an amount of income equal to the accrued interest and to treat the deemed or actual interest subsequently received by the transferee as reduced by a corresponding amount. Generally, persons who are not resident in the UK and who do not carry on a trade, profession or vocation in the UK through a permanent establishment, branch or agency in the UK to which the debt securities are attributable will not be subject to the provisions of these rules.

Stamp Duty and Stamp Duty Reserve Tax

No UK stamp duty or SDRT will generally be payable by a holder of debt securities on the creation or issue of the debt securities by any issuer.

Where a holder of debt securities transfers such debt securities to a depositary receipt issuer or to a person providing clearance services (or their nominee or agent), a liability for UK stamp duty or SDRT at a rate of up to 1.5% (rounded up to the next multiple of £5 in the case of stamp duty) of the amount or value of the consideration for the transfer, or the value of the debt securities may arise, unless an exemption applies. A transfer in the course of certain capital-raising arrangements or qualifying listing arrangements should be exempt. Specific professional advice should be sought before effecting such a transfer.

No liability for UK stamp duty or SDRT will arise on electronic transfers of debt securities within a clearance service (provided that no instrument of transfer is entered into and provided that the clearance service has not made an election under section 97A of the Finance Act 1986). And in any event, no liability for UK stamp duty or SDRT  should arise on a transfer of, or an agreement to transfer, debt securities where such securities do not carry:

•	a right (exercisable then or later) of conversion into shares or other securities, or to the acquisition of shares or other securities, including loan capital of the same description as the debt securities being transferred;

•	a right to interest, the amount of which falls or has fallen to be determined to any extent by reference to the results of, or of any part of, a business or to the value of any property;

•	a right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the capital; or

•	a right on repayment to an amount which exceeds the nominal amount of the capital and is not reasonably comparable with what is generally repayable (in respect of a similar nominal amount of capital) under the terms of issue of loan capital listed on the Official List of the London Stock Exchange.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

The prospectus supplement relating to any offering will identify or describe:

•	any underwriter, dealers or agents;

•	their compensation;

•	the net proceeds to us;

•	the purchase price of the securities;

•	the initial public offering price of the securities; and

•	confirm any exchange on which the securities will be listed, if any.

Underwriters

If we use underwriters in the sale, we will enter into an underwriting agreement, and a prospectus supplement will set forth the names of the underwriters and the terms of the transaction. The underwriters will acquire securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we otherwise state in the prospectus supplement, various conditions to the underwriters’ obligation to purchase securities apply, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Diageo may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities covered by this prospectus including securities pledged by Diageo or borrowed from Diageo or others to settle those sales or to close out any related open borrowing of stock, and may use securities received from Diageo in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or in a post-effective amendment). Diageo may also sell ordinary shares short using this prospectus and deliver ordinary shares covered by this prospectus to close out such short positions, or loan or pledge ordinary shares to financial institutions that in turn may sell the ordinary shares using this prospectus. Diageo may pledge or grant a security interest in some or all of the securities covered by this prospectus to support a derivative or hedging position or other obligation and, if Diageo defaults in the performance of its obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation.

If the prospectus supplement so indicates, we may authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement. These contracts will be subject to only those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such offers.

Each series of debt securities, warrants, purchase contracts or units offered will be a new issue of securities and will have no established trading market. The debt securities offered may or may not be listed on a national securities exchange. We cannot be sure as to the liquidity of or the existence of trading markets for any debt securities, warrants, purchase contracts or units offered.

Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters, if any, may overallot in connection with the offering, and may bid for, and purchase, the securities in the open market.

Dealers

If we use dealers in the sale, unless we otherwise indicate in the prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Agents and Direct Sales

We may sell securities directly or through agents that we designate. The prospectus supplement names any agent involved in the offering and sale and states any commissions we will pay to that agent. Unless we indicate otherwise in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

Institutional Investors

If we indicate in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase securities. In this case, payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the securities that they may sell. These institutional investors include:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	other similar institutions as we may approve.

The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution’s purchase of the particular securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs:

•	the validity of the arrangements; or

•	the performance by us or the institutional investor.

Indemnification

Agreements that we have entered into or may enter into with underwriters, dealers, agents or remarketing firms may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act of 1933, as amended. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers, agents or remarketing firms may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with Diageo to indemnification by Diageo against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, and may be customers of, engage in transactions with or perform services for Diageo in the ordinary course of business.

Market Making

Unless provided otherwise in the applicable prospectus supplement, each series of securities will be a new issue of securities without an established trading market.

In the event that we do not list securities of any series on a U.S. national securities exchange, various broker-dealers may make a market in the securities, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in securities of any series or that the liquidity of the trading market for the securities will be limited.

VALIDITY OF SECURITIES

Davis Polk & Wardwell London LLP, our U.S. counsel, and Linklaters LLP, U.S. counsel for any underwriters, will pass upon the validity of the debt securities, debt warrants, purchase contracts and guarantees as to certain matters of New York law. Slaughter and May, our English solicitors, will pass upon the validity of the debt securities, guarantees, warrants, purchase contracts, units, preference shares and ordinary shares as to certain matters of English law. Morton Fraser MacRoberts LLP, our Scottish solicitors, will pass upon Scottish law matters.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended June 30, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

EXPENSES

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commissions and expenses reimbursed by or to us, to be incurred in connection with a distribution of an assumed amount of securities registered under this registration statement:

Securities and Exchange Commission registration fee	$(1)*
Printing expenses	*
Legal fees and expenses	*
Accountants’ fees and expenses	*
Trustee fees and expenses	*
Miscellaneous	*
Total	*

(1)	The registrants are registering an indeterminate amount of securities and are deferring payment of the registration fee in accordance with Rules 456(b)and 457(r)under the Securities Act of 1933, as amended.

*	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

English law does not permit a company directly or indirectly to indemnify a director of a company in connection with any negligence, default, breach of duty or breach of trust by the director in relation to the company unless the indemnity constitutes a “qualifying third party indemnity provision” or a “qualifying pension scheme indemnity provision”. An indemnity will be a “qualifying third party indemnity provision” for the purposes of the Companies Act, provided that it does not indemnify the director against any liability the director incurs:

(a)	to the company or to an associated company;

(b)	to pay a criminal fine or a regulatory penalty;

(c)	in defending criminal proceedings in which the director is convicted;

(d)	in defending civil proceedings brought by the company, or an associated company, in which judgment is given against the director; or

(e)	in an unsuccessful application to the Court for relief from liability under the Companies Act.

Article 143 of Diageo’s articles of association provides:

“To the extent permitted by the Companies Acts, the company may indemnify any director or former director of the company or of any associated company against any liability and may purchase and maintain for any director or former director of the company or of any associated company insurance against any liability. No director or former director of the company or of any associated company shall be accountable to the company or the members for any benefit provided pursuant to this article and the receipt of any such benefit shall not disqualify any person from being or becoming a director of the company.”

Article 64 of Diageo Capital’s articles of association provides:

(1)	Subject to paragraph (4), a relevant director may be indemnified out of the company’s assets against:

(a)	any liability incurred by that director in connection with any negligence, default, breach of duty or breach of trust in relation to the company or an associated company,

(b)	any liability incurred by that director in connection with the activities of the company or an associated company in its capacity as a trustee of an occupational pension scheme,

(c)	any other liability incurred by that director as an officer of the company or an associated company.

(2)	The company may fund a relevant director’s expenditure for the purposes permitted under the Companies Acts and may do anything to enable a relevant director to avoid incurring such expenditure as provided in the Companies Acts.

(3)	No relevant director shall be accountable to the company or the members for any benefit provided pursuant to this article and the receipt of any such benefit shall not disqualify any person from being or becoming a director of the company.

(4)	This article does not authorize any indemnity which would be prohibited or rendered void by any provision of the Companies Acts or by any other provision of law.”

The relevant sections of the Companies Act provide as follows:

232 Provisions protecting directors from liability

(1)	Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

(2)	Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by—

(a)	section 233 (provision of insurance),

(b)	section 234 (qualifying third party indemnity provision), or

(c)	section 235 (qualifying pension scheme indemnity provision).

(3)	This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise.

(4)	Nothing in this section prevents a company’s articles from making such provision as has previously been lawful for dealing with conflicts of interest.

233 Provision of insurance

Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.

234 Qualifying third party indemnity provision

(1)	Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.

(2)	Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company. Such provision is qualifying third party indemnity provision if the following requirements are met.

(3)	The provision must not provide any indemnity against—

(a)	any liability of the director to pay—

i.	a fine imposed in criminal proceedings, or

ii.	a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b)	any liability incurred by the director—

i.	in defending criminal proceedings in which he is convicted, or

ii.	in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or

iii.	in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.

(4)	The references in subsection (3)(b) to a conviction, judgment or refusal of relief are to the final decision in the proceedings.

(5)	For this purpose—

(a)	a conviction, judgment or refusal of relief becomes final—

i.	if not appealed against, at the end of the period for bringing an appeal, or

ii.	if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

(b)	an appeal is disposed of—

i.	if it is determined and the period for bringing any further appeal has ended, or

ii.	if it is abandoned or otherwise ceases to have effect.

(6)	The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by Innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).

235 Qualifying pension scheme indemnity provision

(1)	Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying pension scheme indemnity provision.

(2)	Pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme.

Such provision is a qualifying pension scheme indemnity provision if the following requirements are met.

(3)	The provision must not provide any indemnity against—

(a)	any liability of the director to pay—

i.	a fine imposed in criminal proceedings, or

ii.	a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b)	any liability incurred by the director in defending criminal proceedings in which he is convicted.

(4)	The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.

(5)	For this purpose—

(a)	a conviction becomes final—

i.	if not appealed against, at the end of the period for bringing an appeal, or

ii.	if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

(b)	an appeal is disposed of—

i.	if it is determined and the period for bringing any further appeal has ended, or

ii.	if it is abandoned or otherwise ceases to have effect.

(6)	In this section “occupational pension scheme” means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 (c. 12) that is established under a trust.

239 Ratification of acts of directors

(1)	This section applies to the ratification by a company of conduct by a director amounting to negligence, default, breach of duty or breach of trust in relation to the company.

(2)	The decision of the company to ratify such conduct must be made by resolution of the members of the company.

(3)	Where the resolution is proposed as a written resolution neither the director (if a member of the company) nor any member connected with him is an eligible member.

(4)	Where the resolution is proposed at a meeting, it is passed only if the necessary majority is obtained disregarding votes in favor of the resolution by the director (if a member of the company) and any member connected with him. This does not prevent the director or any such member from attending, being counted towards the quorum and taking part in the proceedings at any meeting at which the decision is considered.

(5)	For the purposes of this section—

(a)	“conduct” includes acts and omissions;

(b)	“director” includes a former director;

(c)	a shadow director is treated as a director; and

(d)	in section 252 (meaning of “connected person”), subsection (3) does not apply (exclusion of person who is himself a director).

(6)	Nothing in this section affects—

(a)	the validity of a decision taken by unanimous consent of the members of the company, or

(b)	any power of the directors to agree not to sue, or to settle or release a claim made by them on behalf of the company.

(7)	This section does not affect any other enactment or rule of law imposing additional requirements for valid ratification or any rule of law as to acts that are incapable of being ratified by the company.

256 Associated bodies corporate

For the purposes of this Part—

(a)	bodies corporate are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate, and

(b)	companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate.

1157 Power of court to grant relief in certain cases

(1)	If in proceedings for negligence, default, breach of duty or breach of trust against—

(a)	an officer of a company, or

(b)	a person employed by a company as auditor (whether he is or is not an officer of the company),

it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.

(2)	If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust—

(a)	he may apply to the court for relief, and

(b)	the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.

(3)	Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.

Section 145 of the General Corporation Law of Delaware, under which Diageo Investment Corporation is incorporated, empowers a Delaware corporation to indemnify any present or past director, officer or person who serves as a director or officer of another corporation at the request of such Delaware corporation against certain expenses incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding, in which he or she is made or threatened to be made a party by reason of being or having been a director or officer, if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 8.4 of Diageo Investment’s By-Laws provides:

“The Corporation may, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, indemnify any and all person whom it shall have power to indemnify against any and all of the costs, expenses, liabilities or other matters incurred by them by reason of having been officers or directors of the Corporation, any subsidiary of the Corporation or of any other corporation for which any and all persons who acted as officer or director at the request of the Corporation.”

The directors and officers of Diageo Investment Corporation, Diageo Capital plc and Diageo plc and the duly authorized U.S. representative of Diageo Capital plc and Diageo plc are insured against certain liabilities, including certain liabilities under U.S. securities laws, which they may incur in their capacity as such under a liability insurance policy carried by Diageo plc.

The Underwriting Agreement relating to any offering of debt securities may provide that each underwriter, severally, will indemnify Diageo plc, Diageo Investment Corporation and Diageo Capital plc, each of their respective directors, each of their respective officers who signed the Registration Statement and each person, if any, who controls Diageo plc, Diageo Investment Corporation or Diageo Capital plc within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended, from and against certain civil liabilities.

Item 9. Exhibits

Reference is made to the Exhibit Index included herewith which is incorporated herein by reference.

Item 10. Undertakings

Each of the undersigned registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

c.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or

(x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.	Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

b.	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

c.	The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

d.	Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(7)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of Diageo’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement for Guaranteed Debt Securities.*

1.2	Form of Underwriting Agreement for Debt Securities of Diageo plc.*

1.3	Form of Underwriting Agreement for Warrants.*

1.4	Form of Underwriting Agreement for Purchase Contracts.*

1.5	Form of Underwriting Agreement for Units.*

1.6	Form of Underwriting Agreement for Preference Shares.*

1.7	Form of Underwriting Agreement for Ordinary Shares.*

4.1	Indenture, dated as of August 3, 1998, among Diageo Capital plc, Diageo plc and The Bank of New York Mellon (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form F-1 (File No. 333-8874) filed with the Securities and Exchange Commission on July 24, 1998 (pages 365 to 504 of paper filing)).**

4.2	Indenture, dated as of June 1, 1999, among Diageo Investment Corporation, Diageo plc and The Bank of New York Mellon (incorporated by reference to Exhibit 2.2 to the Annual Report on Form 20-F (File No. 001-10691) filed with the Securities and Exchange Commission on November 15, 2001 (pages 241 to 317 of paper filing)).**

4.3	Form of Indenture by Diageo plc (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form F-3 (File No. 333-14100) filed with the Securities and Exchange Commission on November 16, 2001 (pages 118 to 217 of paper filing)).

4.4	Form of Debt Securities for Diageo Capital plc and Guarantees relating thereto (included in Exhibit 4.1).

4.5	Form of Debt Securities for Diageo Investment Corporation and Guarantees relating thereto (included in Exhibit 4.2).

4.6	Form of Debt Securities of Diageo plc (included in Exhibit 4.3).

4.7	Form of Debt Warrant Agreement including a form of debt warrant certificate.*

4.8	Form of Equity Warrant Agreement including a form of equity warrant certificate.*

4.9	Form of Other Warrant Agreement including a form of warrant certificate.*

4.10	Form of Purchase Contract Agreement.*

4.11	Form of Pledge Agreement.*

4.12	Articles of Association of Diageo plc (incorporated by reference to Exhibit 1.1 to the Annual Report on Form 20-F (File No. 001-10691) filed with the Securities and Exchange Commission on August 1, 2024).

4.13	Form of Amended and Restated Deposit Agreement, among Diageo plc, Citibank, N.A., and all Owners and Beneficial Owners from time to time of American Depositary Shares issued thereunder (incorporated by reference to Exhibit (a) to the Registration Statement on Form F-6 (File No. 333-186400) filed with the Securities and Exchange Commission on February 1, 2013).

5.1	Opinion of Slaughter and May, English solicitors to Diageo plc and Diageo Capital plc, as to the validity of the Debt Securities of Diageo plc, the Guarantees, the Warrants, the Purchase Contracts, the Units, the Preference Shares and the Ordinary Shares.

5.2	Opinion of Davis Polk & Wardwell London LLP, U.S. counsel to Diageo Investment Corporation, Diageo Capital plc and Diageo plc, as to the validity of the Guaranteed Debt Securities, the Debt Securities of Diageo plc, the Guarantees, the Warrants, the Purchase Contracts and the Units.

Exhibit Number	Description of Document

5.3	Opinion of Morton Fraser MacRoberts LLP, Scottish solicitors to Diageo Capital plc and Diageo plc, as to the validity of the Guaranteed Debt Securities of Diageo Capital plc and the Guarantees.

8.1	Opinion of Slaughter and May, English solicitors to Diageo plc and Diageo Capital plc, as to certain matters of UK taxation (included in Exhibit 5.1).

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Slaughter and May, English solicitors to Diageo plc and Diageo Capital plc (included in Exhibit 5.1).

23.3	Consent of Davis Polk & Wardwell London LLP, U.S. counsel to Diageo Investment Corporation, Diageo Capital plc and Diageo plc (included in Exhibits 5.2).

23.4	Consent of Morton Fraser MacRoberts LLP, Scottish solicitors to Diageo Capital plc and Diageo plc (included in Exhibit 5.3).

24.1	Powers of attorney (included as part of the signature pages hereof).

25.1	Statement of eligibility of Trustee on Form T-1 with respect to Exhibit 4.1 above.

25.2	Statement of eligibility of Trustee on Form T-1 with respect to Exhibit 4.2 above.

25.3	Statement of eligibility of Trustee on Form T-1 with respect to Exhibit 4.3 above.

107	Filing Fee Table

*       To be filed by amendment or incorporated by reference to a subsequently filed Report on Form 6-K.

**       Pursuant to an Agreement of Resignation, Appointment and Acceptance dated October 16, 2007 by and among Diageo plc, Diageo Capital plc, Diageo Finance B.V., Diageo Investment Corporation, The Bank of New York and Citibank NA, The Bank of New York Mellon has become the successor trustee to Citibank, N.A. under Diageo’s indentures dated August 3, 1998 and June 1, 1999.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on March 4, 2026.

DIAGEO PLC

By:	/s/ Nik Jhangiani
	Name:	Nik Jhangiani
	Title:	Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints each Director listed below and James Edmunds (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorneys may deem necessary or advisable under the Securities Act of 1933 (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of the Securities and any securities or Blue Sky laws of any of the states of the United States of America in order to effect the registration or qualification (or exemption therefrom) of the said securities for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as an Officer, Director or Authorized Representative in the United States or in any other capacity with respect to this Registration Statement and any registration statement in respect of the Securities that is to be effective upon filing pursuant to Rule 462(b) (collectively, the “Registration Statement”) and/or such other form or forms as may be appropriate to be filed with the Commission or under or in connection with any Blue Sky laws or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Securities, and with respect to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on March 4, 2026 by the following persons in the capacities indicated:

Name	Title

/s/ Sir Dave Lewis	Chief Executive Officer
Sir Dave Lewis	(Principal Executive Officer)

/s/ Nik Jhangiani	Chief Financial Officer
Nik Jhangiani	(Principal Financial and Accounting Officer)

/s/ John Manzoni	Director
John Manzoni

/s/ Susan Kilsby	Director
Susan Kilsby

/s/ Melissa Bethell	Director
Melissa Bethell

/s/ Karen Blackett	Director
Karen Blackett

/s/ Valérie Chapoulaud-Floquet	Director
Valérie Chapoulaud-Floquet

/s/ Julie Brown	Director
Julie Brown

/s/ Ireena Vittal	Director
Ireena Vittal

/s/ John Rishton	Director
John Rishton

/s/ Angelique Crain	Authorized U.S. Representative
Angelique Crain

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Diageo Capital plc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England on March 4, 2026.

DIAGEO CAPITAL PLC

By:	/s/ James Edmunds
	Name:	James Edmunds
	Title:	Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints each Director listed below (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorneys may deem necessary or advisable under the Securities Act of 1933 (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of the Securities and any securities or Blue Sky laws of any of the states of the United States of America in order to effect the registration or qualification (or exemption therefrom) of the said securities for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as an Officer, Director or Authorized Representative in the United States or in any other capacity with respect to this Registration Statement and any registration statement in respect of the Securities that is to be effective upon filing pursuant to Rule 462(b) (collectively, the “Registration Statement”) and/or such other form or forms as may be appropriate to be filed with the Commission or under or in connection with any Blue Sky laws or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Securities, and with respect to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on March 4, 2026.

Name	Title

/s/ James Edmunds	Director
James Edmunds

/s/ Claire-Louise Jordan	Director
Claire-Louise Jordan

/s/ Kara Major	Director
Kara Major

/s/ Monika Pais	Director
Monika Pais

/s/ Ian Thrustle	Director
Ian Thrustle

/s/ Angelique Crain	Authorized U.S. Representative
Angelique Crain

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Diageo Investment Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on March 4, 2026.

DIAGEO INVESTMENT CORPORATION

By:	/s/ Angelique Crain
	Name:	Angelique Crain
	Title:	Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints each Director listed below and James Edmunds (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorneys may deem necessary or advisable under the Securities Act of 1933 (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of the Securities and any securities or Blue Sky laws of any of the states of the United States of America in order to effect the registration or qualification (or exemption therefrom) of the said securities for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as an Officer, Director or Authorized Representative in the United States or in any other capacity with respect to this Registration Statement and any registration statement in respect of the Securities that is to be effective upon filing pursuant to Rule 462(b) (collectively, the “Registration Statement”) and/or such other form or forms as may be appropriate to be filed with the Commission or under or in connection with any Blue Sky laws or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Securities, and with respect to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on March 4, 2026.

Name	Title

/s/ Angelique Crain	Director
Angelique Crain

/s/ Michael Mulhall	Director
Michael Mulhall

/s/ Monika Pais	Director
Monika Pais

/s/ Cristina Santamaria	Director
Cristina Santamaria

/s/ Ton Brown	Director
Ton Brown